 P.O. Box 1387  • Warsaw, Indiana 46581  • (574) 267-6144

March 4, 2013

Dear Shareholder:

On behalf of the board of directors and management of Lakeland Financial Corporation, we cordially invite you to attend the annual meeting of shareholders of Lakeland Financial Corporation to be held at 4:00 p.m. (local time) on April 9, 2013, at Meridian Hills Country Club, located at 7099 Spring Mill Road, Indianapolis, Indiana 46260. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2012 summary annual report to shareholders and a copy of our annual report on Form 10-K for your review. At the meeting, we will review our performance in 2012 and update you on our strategic plan as we move forward.

Our Nominating and Corporate Governance Committee has nominated five persons to serve as directors, each of whom is an incumbent director.  If elected, each of them would serve a one-year term.  Our board of directors has approved the Lakeland Financial Corporation 2013 Equity Incentive Plan, which will become effective if shareholders also approve the plan.  Our board of directors also voted in favor of an amendment to our Articles of Incorporation to provide for a majority voting standard for the election of our directors in uncontested elections.  Additionally, we have also included a non-binding advisory proposal on the compensation of certain executive officers.  Finally, our Audit Committee has selected, and we recommend that you ratify the selection of, Crowe Horwath LLP to continue as our independent registered public accounting firm for the year ending December 31, 2013.  We recommend you vote your shares for the director nominees, for the approval of the 2013 Equity Incentive Plan, and in favor of the majority voting standard, the compensation of our executive management, and the ratification of our accountants.

We encourage you to attend the meeting in person. Please return the enclosed RSVP card if you plan to attend. However, whether or not you plan to attend the meeting in person, please take the time to vote by completing and mailing the enclosed proxy card or by following the telephone or Internet voting procedures described on the proxy card.  This will ensure that your shares are represented at the meeting.

We look forward with pleasure to seeing and visiting with you at the meeting.

Very truly yours,

/s/ Michael L. Kubacki
Michael L. Kubacki Chairman of the Board and Chief Executive Officer

P.O. Box 1387  • Warsaw, Indiana 46581  • (574) 267-6144

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 9, 2013

To the shareholders:

The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 9, 2013, at 4:00 p.m. (local time) at Meridian Hills Country Club, located at 7099 Spring Mill Road, Indianapolis, Indiana, for the following purposes:

1.	to elect five members of the board of directors;

2.	to approve the Lakeland Financial Corporation 2013 Equity Incentive Plan;

3.	to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to provide for a majority voting standard for the election of our directors in uncontested elections;

4.	to approve a non-binding advisory proposal on the compensation of certain executive officers, otherwise known as a “say-on-pay” proposal;

5.	to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

6.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

Only shareholders of record on our books at the close of business on February 20, 2013, the record date for the annual meeting, will be entitled to vote at the annual meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

By order of the board of directors,

/s/ Kristin L. Pruitt
Kristin L. Pruitt
Secretary

Warsaw, Indiana
March 4, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE TAKE THE TIME TO VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD OR BY FOLLOWING THE TELEPHONE OR INTERNET VOTING PROCEDURES DESCRIBED ON THE PROXY CARD.  WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH.  YOU MAY REVOKE THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

LAKELAND FINANCIAL CORPORATION
__________________________________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 9, 2013
_______________________________

Lakeland Financial Corporation, an Indiana corporation, with its principal executive offices located in Warsaw, Indiana, is the holding company for Lake City Bank. We also own all of the common securities of Lakeland Statutory Trust II, a Connecticut business trust created for the issuance of trust preferred securities and all of the common stock of LCB Risk Management, Inc., a Nevada corporation founded as a captive insurance company. Lake City Bank owns all of the common stock of LCB Investments II, Inc. (a subsidiary formed in 2006), formed to manage a portion of the Bank’s securities portfolio. LCB Investments II, Inc. owns all of the common stock of LCB Funding, Inc. (a subsidiary formed in 2006), a real estate investment trust.

This proxy statement is being furnished to our shareholders in connection with the solicitation by our board of directors of proxies to be used at the annual meeting of shareholders to be held at Meridian Hills Country Club, located at 7099 Spring Mill Road, Indianapolis, Indiana on Tuesday, April 9, 2013 at 4:00 p.m. (local time), or at any adjournments or postponements of the meeting. Our summary annual report to shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2012, and a copy of our Form 10-K, which we filed with the Securities and Exchange Commission (the “SEC”), accompanies this proxy statement.  The proxy statement is being mailed to shareholders starting on or about March 4, 2013.  This proxy statement is also available on the Internet at www.lakecitybank.com.

The following is information regarding the meeting and the voting process, presented in a question and answer format.  As used in this proxy statement, the terms “Lakeland Financial,” “the Company,” “we,” “our” and “us” all refer to Lakeland Financial Corporation and its direct and indirect subsidiaries.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on February 20, 2013, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning those matters to assist you in making an informed decision.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of five directors of Lakeland Financial for a term expiring in 2014; (ii) the approval of the Lakeland Financial Corporation 2013 Equity Incentive Plan; (iii) the amendment of our Amended and Restated Articles of Incorporation to provide for a majority voting standard for the election of our directors in uncontested elections; (iv) a non-binding advisory proposal on the compensation of certain executive officers, otherwise known as a “say-on-pay” proposal; and (v) the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the 2013 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

After reviewing this document, submit your proxy using any of the proxy delivery or voting methods indicated on the proxy card.  By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the annual meeting in accordance with your instructions.  Your vote is important.  Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope or vote telephonically or through the Internet by following the instructions on the proxy card.

If you sign and return your proxy card but do not provide voting instructions, the shares represented by your proxy card will be voted “for” all five nominees named in this proxy statement, “for” the approval of the 2013 Equity Incentive Plan, “for” the majority voting standard, “for” the say-on-pay proposal, and “for” the ratification of the appointment of our auditors.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (or what is usually referred to as “street name”), you will need to arrange to obtain a proxy from the record holder in order to vote in person at the meeting. Even if you plan to attend the annual meeting, we ask that you complete and return your proxy card in advance of the annual meeting in case your plans change.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you are a beneficial owner and a broker or other fiduciary is the record holder, then you received this proxy statement from the record holder. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.  Please complete, execute and return the proxy card in the envelope provided by your broker or fiduciary.

Under the rules of various national and regional securities exchanges, brokers and other fiduciaries may generally vote on routine matters, such as the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters, such as an amendment to the Articles of Incorporation or the adoption of an equity incentive plan, unless they have received voting instructions from the person for whom they are holding shares.  The election of directors, the approval of the 2013 Equity Incentive Plan, the amendment of the Articles of Incorporation to provide for a majority voting standard for the election of directors in uncontested elections, and the say-on-pay vote are all considered non-routine matters.  If your broker or fiduciary does not receive instructions from you on how to vote your shares on these matters, your broker or fiduciary will return the proxy card to us indicating that he or she does not have authority to vote.  This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on these matters.

We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning that proxy card to our transfer agent at:

American Stock Transfer and Trust Company
6201 15th Avenue
Brooklyn, New York 11219;

•	timely submitting another proxy via the telephone or Internet;

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting.

If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet).

On February 20, 2013, the record date, there were    16,424,481 shares of common stock issued and outstanding. Therefore, at least 8,212,241 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

Except with respect to the election of directors, you may vote “for,” “against,” or “abstain” on each proposal properly brought before the meeting.  In the election of directors you may vote “for” or “withhold authority to vote for” each nominee.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

Except with respect to the election of directors and the amendment of our Articles of Incorporation, a majority of votes cast at the meeting will approve each matter that arises at the annual meeting.  The directors are elected by a plurality of votes and the five individuals receiving the highest number of votes cast “for” their election will be elected as directors of Lakeland Financial.  A “withhold authority” vote will have the same effect as a vote against the election of a particular director.  In order to amend our Articles of Incorporation to include a majority voting standard, a majority of our shareholders entitled to vote thereon must vote for the amendment.  Please note, however, because the say-on-pay vote is advisory, it will not be binding upon the board of directors or the Compensation Committee.

Also, please remember that the election of directors, the approval of the 2013 Equity Incentive Plan, the amendment to the Articles of Incorporation to provide for a majority voting standard for the election of our directors in uncontested elections, and the say-on-pay vote are each considered non-routine matters.  Consequently, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Abstentions and broker non-votes, if any, will not be counted as entitled to vote but will count for purposes of determining whether or not a quorum is present.  So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the annual meeting.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file with the SEC within four business days after the meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Lakeland Financial may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 9, 2013.

Our proxy statement for the annual meeting of shareholders to be held on April 9, 2013, other proxy materials, and our 2012 annual report to shareholders are available at www.lakecitybank.com.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 20, 2013, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, which can be found later in this proxy statement, and by all directors and executive officers of Lakeland Financial Corporation as a group.  Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which a person is deemed to be the beneficial owner of securities if he, she or it has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of February 20, 2013.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership(1,2)	Percent of Class
5% Shareholders
BlackRock, Inc.(3)	1,017,448	6.2%
Columbia Wanger Asset Management, L.P. (4)	873,897	5.3%

Directors and Nominees
Blake W. Augsburger	4,270(5)	*
Robert E. Bartels, Jr.	7,075(6)	*
Daniel F. Evans, Jr.	8,287(7)	*
David M. Findlay	64,290(8)	*
Thomas A. Hiatt	18,375(9)	*
Michael L. Kubacki	172,361(10)	1.1%
Charles E. Niemier	117,244(11)	*
Emily E. Pichon	6,475(12)	*
Steven D. Ross	14,827	*
Brian J. Smith	6,291(13)	*
Bradley J. Toothaker	5,998(14)	*
Ronald D. Truex	31,303(15)	*
M. Scott Welch	101,960(16)	*
Other Named Executive Officers
Eric H. Ottinger	15,371(17)	*
Michael E. Gavin	6,844	*
Kristin L. Pruitt	3,181	*
All directors and executive officers as a group (21 persons)	646,152(18)	3.9%

*Indicates that the individual or entity owns less than one percent of Lakeland Financials’ common stock.

(1)	The total number of shares of common stock issued and outstanding on February 20, 2013 was 16,424,481.

(2)
The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records.  The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(3)	Includes entities related to reporting entity. Based upon a schedule 13G filed with the SEC on February 5, 2013. The address for the reporting entity is 40 East 52nd Street, New York, NY 10022.

(4)	Based upon a schedule 13G filed with the SEC on February14, 2013. The address for the reporting entity is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(5)	Includes 1,895 shares credited to Mr. Augsburger’s account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(6)	Includes 1,000 options, which are currently exercisable, over which Mr. Bartels has no voting power and sole investment power.

(7)	Includes 3,284 shares credited to Mr. Evans’ account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(8)	Includes 2,000 shares held by Mr. Findlay’s wife, as to which shares he has no voting or investment power.

(9)
Includes 25 shares held by Mr. Hiatt’s individual retirement account; 600 shares held by Mr. Hiatt’s wife’s individual retirement account, as to which shares he shares voting and investment power; 3,000 options, which are currently exercisable, over which Mr. Hiatt has no voting power and sole investment power; and 8,102 shares credited to Mr. Hiatt’s account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(10)	Includes 600 shares held in a trust in which Mr. Kubacki serves as co-trustee.

(11)
Includes 67,982 shares held by Mr. Niemier’s individual retirement account; 8,473 shares held by Mr. Niemier’s wife’s individual retirement account, as to which shares he has no voting or investment power; 16,037 shares held in trust, as to which shares he shares voting and investment power; and 24,752 shares credited to Mr. Niemier’s account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(12)	Includes 1,000 options, which are currently exercisable, over which Ms. Pichon has no voting power and sole investment power.

(13)	Includes 2,222 shares credited to Mr. Smith’s account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(14)	Includes 1,623 shares credited to Mr. Toothaker’s account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(15)
Includes 5,183 shares held by Mr. Truex’s wife, as to which shares he has no voting or investment power; 20,000 held by CB Financial, LLC, as to which shares he shares voting and investment power; and 3,245 shares credited to Mr. Truex’s account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(16)
Includes 838 shares held by Mr. Welch’s individual retirement account; 1,930 shares held by Mr. Welch’s wife’s individual retirement account, as to which shares he shares voting and investment power; 16,000 shares held by BEL Leasing LLP, as to which shares he has sole voting and investment power; and 21,085 shares credited to Mr. Welch’s account as of January 4, 2013 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(17)	Includes 6,000 options, which are currently exercisable, over which Mr. Ottinger has no voting power and sole investment power.

(18)	This includes shares which have been allocated to executive officers under the 401(k) plan through December 31, 2012.

ELECTION OF DIRECTORS

Shareholders will be entitled to elect five directors for a term expiring in 2014 at the annual meeting. Our board is currently divided into three classes of directors.  At last year’s annual meeting, our shareholders approved an amendment to our Articles of Incorporation providing for the phased-in declassification of our board of directors beginning in 2013.  The directors elected at the 2013 annual meeting of shareholders and each subsequent annual meeting will only be elected for one-year terms, and, beginning in 2015, the entire board of directors will be elected annually.

We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for each of Lakeland Financial’s other directors, whose term of office will continue after the meeting, including the age, the year first appointed or elected as a director and the other positions held by the person at Lakeland Financial and Lake City Bank. The nominees, if elected at the annual meeting, will serve as directors for a one-year term expiring in 2014, We recommend that shareholders vote “FOR” each of the nominees for director. Unless authority to vote for the nominees is withheld, the shares represented by the proxy card, if executed and returned, will be voted “FOR” the election of the nominees.

NOMINEES

Director Since	Positions with Lakeland Financial and Lake City Bank

Term Expires 2014
Blake W. Augsburger (age 49)	2011	Director of Lakeland Financial and Lake City Bank
Charles E. Niemier (age 57)	1998	Director of Lakeland Financial and Lake City Bank
Brian J. Smith (age 48)	2011	Director of Lakeland Financial and Lake City Bank
Bradley J. Toothaker (age 44)	2011	Director of Lakeland Financial and Lake City Bank
Ronald D. Truex (age 62)	2010	Director of Lakeland Financial and Lake City Bank

CONTINUING DIRECTORS
Term Expires 2014
Robert E. Bartels, Jr. (age 48)	2002	Director of Lakeland Financial and Lake City Bank
Thomas A. Hiatt (age 65)	2007	Director of Lakeland Financial and Lake City Bank
Michael L. Kubacki (age 61)	1998	Chairman and Chief Executive Officer of Lakeland Financial and Lake City Bank
Steven D. Ross (age 58)	2000	Director of Lakeland Financial and Lake City Bank
M. Scott Welch (age 52)	1998	Director of Lakeland Financial and Lake City Bank

Term Expires 2015
Daniel F. Evans, Jr. (age 63)	2010	Director of Lakeland Financial and Lake City Bank
David M. Findlay (age 51)	2010	President, Chief Financial Officer and Director of Lakeland Financial and Lake City Bank
Emily E. Pichon (age 49)	2002	Director of Lakeland Financial and Lake City Bank

In August 2012, L. Craig Fulmer retired from the board due to our policy that directors retire upon reaching the age of 70.  Mr. Fulmer had served on our board since 1992.  We appreciate Mr. Fulmer’s service to the Company, and his commitment and expertise will be missed.

Except as noted above, all directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. Except as described below, no nominee or director has been a director of another “public corporation” (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company within the past five years.

The business experience of each of the nominees and continuing directors for the past five years, as well as their qualifications to serve on the board, is as follows:

Mr. Augsburger is Executive Vice President and serves as America’s Country Manager of Harman International Industries, Incorporated, a Fortune 500 company that designs and manufactures audio and infotainment products and systems.  He also serves as the President of the Harman Professional Division, which is based in Elkhart, Indiana.  We consider Mr. Augsburger to be a qualified candidate for service on the board, as well as the Nominating and Corporate Governance Committee, due to his leadership skills and expertise as an executive of a large, complex public company.

Mr. Bartels, Jr. is President and Chief Executive Officer of Martin’s Supermarkets, Inc., a regional supermarket chain headquartered in South Bend, Indiana.  We consider Mr. Bartels to be a qualified candidate for service on the board, as well as the Audit Committee and the Nominating and Corporate Governance Committee, due to his skills and expertise acquired as the leader of a successful business that is prominent in many of our markets.

Mr. Evans, Jr. is the President and Chief Executive Officer of Indiana University Health, a large, statewide health care and hospital system headquartered in Indianapolis, Indiana. In addition, Mr. Evans is an attorney with private practice and governmental relations experience.  Mr. Evans also has strong banking experience, having served as the Chairman of the Federal Home Loan Bank of Indianapolis from 1987-1990.  Mr. Evans also served as the chairman of the Federal Housing Finance Board, the regulator of the Federal Home Loan Banks, from 1990-1993.  We consider Mr. Evans to be a qualified candidate for service on the board, as well as the Nominating and Corporate Governance Committee, due to his experience managing a large organization, his experience in the banking industry and his knowledge of the Indianapolis market as we look to expand our presence in Indianapolis.

Mr. Findlay presently serves as the President and Chief Financial Officer of Lakeland Financial and Lake City Bank. Prior to his arrival at Lakeland Financial in September of 2000, Mr. Findlay served as the Chief Financial Officer of Quality Dining, Inc., a publicly traded company with its headquarters in South Bend, Indiana. Prior to that, he served in various capacities with The Northern Trust Company in Chicago, Illinois.  We consider Mr. Findlay to be a qualified candidate for service on the board due to the familiarity with Lakeland Financial’s operations he has acquired as its President and Chief Financial Officer, his experience in the financial services industry and his prior experience as the chief financial officer of a publicly traded company.

Mr. Hiatt is Managing Director and Founding Partner of Centerfield Capital Partners, a venture capital investment company headquartered in Indianapolis, Indiana.  We consider Mr. Hiatt to be a qualified candidate for service on the board, as well as the Nominating and Corporate Governance Committee, due to his business and financial expertise acquired as the founding partner in his venture capital investment company, and his knowledge of, and prominence in, the Indianapolis market.

Mr. Kubacki presently serves as Chairman and Chief Executive Officer of Lakeland Financial and Lake City Bank. Mr. Kubacki also served as President of Lakeland Financial from 1998 to 2010.  Prior to joining Lakeland Financial in 1998, Mr. Kubacki served as Executive Vice President of The Northern Trust Bank of California, N.A.  We consider Mr. Kubacki to be a qualified candidate for service on the board due to the intimate familiarity with Lakeland Financial’s operations he has acquired as its Chairman and Chief Executive Officer and his skills and experience in the financial services industry.

Mr. Niemier is the former Chief Operating Officer of International Operations for Biomet, Inc., which is a manufacturer of medical and orthopedic devices based in Warsaw, Indiana. He is also a former director of Biomet, which was a public company during the time he served as a director.  Mr. Niemier also serves as a trustee of Valparaiso University.  We consider Mr. Niemier to be a qualified candidate for service on the board, as well as the Audit Committee and the Compensation Committee, due to his experience as a Chief Financial Officer of Biomet, his financial accounting background and his general experience in business and our markets.

Ms. Pichon is a director of the Cole Foundation, a private charitable foundation focused on northeast Indiana education, economic development and conservation based in Fort Wayne, Indiana.  We consider Ms. Pichon to be a qualified candidate for service on the board, as well as the Audit Committee and the Compensation Committee, due to her experience as a director of a prominent charitable foundation located in Fort Wayne and her education and training as an attorney.

Mr. Ross is President of Heartland Coffee Company, a regional coffee and beverage service and vending company, based in Warsaw, Indiana.  Formerly, Mr. Ross was also the President of Bertsch Services, Inc., a regional food service and vending company, that was based in Warsaw, Indiana prior to its sale.  We consider Mr. Ross to be a qualified candidate for service on the board, as well as the Nominating and Corporate Governance Committee, due to his skills and expertise acquired as president of a successful business in Kosciusko County and his knowledge of the business community in this region.

Mr. Smith is co-Chief Executive Officer of Heritage Financial Group, Inc., a real estate investment and management and consumer finance company based in Elkhart, Indiana.  We consider Mr. Smith to be a qualified candidate for service on the board, due to his expertise in the manufactured housing and consumer finance industries, which is a significant industry in northern Indiana, and his knowledge of, and prominence in, the Elkhart market.  Additionally, Mr. Smith has a strong financial background as a certified public accountant, which adds meaningful expertise to the Audit Committee.

Mr. Toothaker is the President and Chief Executive Officer of Bradley Company, the South Bend affiliate of CB Richard Ellis, a large full-service real estate company.  We consider Mr. Toothaker to be a qualified candidate for service on the board due to his extensive knowledge of the real estate sector in our region and his knowledge of the South Bend market.

Mr. Truex is the President of Creighton Brothers, LLC, a diversified agribusiness company focused on egg and grain production and hog farming, headquartered in Warsaw, Indiana.  We consider Mr. Truex to be a qualified candidate for service on the board due to his skills and expertise in the agricultural industry and his knowledge of the agricultural communities in many of our markets.

Mr. Welch is the Chief Executive Officer of Welch Packaging Group, Inc., which is primarily engaged in producing industrial and point of purchase packaging and is headquartered in Elkhart, Indiana.  We consider Mr. Welch to be a qualified candidate for service on the board, as well as the Audit Committee and the Nominating and Corporate Governance Committee, due to his skills and expertise in the manufacturing industry and his past experience with growing organizations.

In addition, the following individuals serve as executive officers of Lakeland Financial and are named in the compensation tables included in this proxy statement:

Eric H. Ottinger, age 42, presently serves as an Executive Vice President of Lakeland Financial and as head of our Commercial Banking Department, a position which he has held since August 2011.  He joined Lake City Bank in April 1999 as Vice President, Commercial Loan Officer.  In April 2002 he was promoted to Commercial East Regional Manager.  In April 2009, he was promoted to head of our Wealth Advisory Group.  Prior to that time, Mr. Ottinger was a commercial lending officer at another bank since 1993.

Michael E. Gavin, age 57, presently serves as an Executive Vice President of Lakeland Financial and as head of Credit Administration, a position which he has held since January 21, 2002.  He joined Lake City Bank in January 27, 1992 as Vice President, Commercial Loan Officer.

Kristin L. Pruitt, age 41, presently serves as a Senior Vice President and General Counsel of Lakeland Financial, a position she has held since 2008.  Before joining Lake City Bank, she served as Assistant General Counsel at 1st Source Bank in South Bend, Indiana since 2004.  Prior to joining 1st Source Bank, Ms. Pruitt was associated with Skadden, Arps, Slate, Meagher & Flom, LLP’s Washington DC office as an attorney since 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2012, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2012, except that Mr. Smith did not timely file three reports concerning the acquisition of 191, 184 and 14 shares, respectively; Ms. Bartman, Mr. Deardorff, Ms. DeBatty, Mr. Findlay, Mr. Gavin, Mr. Kubacki, Mr. Ottinger, Ms. Pruitt and Mr. Steiner did not timely file one report concerning the grants of 1,000, 4,000, 3,000, 8,000, 4,000, 12,000, 4,000, 3,000 and 3,000 shares respectively under the Company’s Long Term Incentive Plan; and Mr. Nowak did not timely file one report concerning the sale of 1,546 shares.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The board has adopted guidelines on significant corporate governance matters that, together with our Code of Conduct and other policies, create our corporate governance standards.  You may view the Corporate Governance Guidelines and our committee charters and other policies in the Investor Relations section of our website at www.lakecitybank.com.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Lakeland Financial, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene monthly, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Kubacki, our Chief Executive Officer, Mr. Findlay, our President and Chief Financial Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants). All members of our board of directors also serve as members of Lake City Bank’s board of directors.

With the exception of Mr. Kubacki and Mr. Findlay, all of our current directors are “independent,” as defined by the NASDAQ Global Select Market, or Nasdaq, and we have determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, among other committees. In addition to our Corporate Governance Guidelines, the current charters of each of these committees are available on our website.  Also posted on the website is a general description regarding our Company and links to our filings with the SEC.

Our board of directors held nine meetings during 2012. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members, except for Mr. Hiatt who attended 73% of the meetings due to a family emergency that caused him to miss several meetings scheduled on the same day. While we do not have a specific policy regarding attendance at the annual shareholder meeting, all directors are encouraged and expected to attend the meeting. All of our directors attended last year’s annual meeting.

Audit Committee

In 2012, the Audit Committee was comprised of Charles E. Niemier, Robert E. Bartels, Jr., Emily E. Pichon, Brian J. Smith, Ronald D. Truex and M. Scott Welch.  Assuming that Mr. Niemier and Mr. Smith, are re-elected, each current member is expected to serve on the Audit Committee through 2013. Each of the members is considered “independent” according to the Nasdaq listing requirements and the regulations of the SEC. The board of directors has determined that Mr. Niemier and Mr. Smith both qualify as “audit committee financial experts” under the regulations of the SEC. For Mr. Niemier, the board based its decision on Mr. Niemier’s education, his professional experience at an audit firm and his experience as a former chief financial officer and board member of Biomet, Inc., a company whose common stock was quoted on the Nasdaq exchange until September 25, 2007, when the company was acquired by a private equity consortium and ceased trading as a public company.  For Mr. Smith, the board based its decision on Mr. Smith’s education, his certified public accounting certificate, his professional experience in public accounting at the firm of Ernst & Young from 1986-1990 and his strong financial background managing Heritage Financial Group.

The functions performed by the Audit Committee include, among other things, the following:

•	overseeing our accounting and financial reporting;

•	selecting, appointing and overseeing our independent registered public accounting firm;

•	reviewing actions by management on recommendations of the independent registered public accounting firm and internal auditors;

•	meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal controls and internal audit procedures; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the committee consults separately and jointly with our independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com. In 2012, the Audit Committee met four times.

Compensation Committee

During 2012, the Compensation Committee was comprised of Daniel F. Evans, Jr., Thomas A. Hiatt, Charles E. Niemier, Emily E. Pichon and L. Craig Fulmer until his retirement in August 2012.  Assuming Mr. Niemier is re-elected, each current member is expected to serve on the committee through 2013.  Each of the members is considered “independent” according to the Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.

The functions performed by the Compensation Committee include, among other things, the following:

•	review and approve the performance goals and objectives relevant to the compensation of Mr. Kubacki, our Chief Executive Officer, and the other executive officers;

•	evaluate the performance of Mr. Kubacki and the other executive officers and set the compensation level of Mr. Kubacki and the other executive officers based upon such evaluation;

•	review and approve all employment agreements, severance arrangements and change in control agreements or provisions, if any, for the executive officers;

•	make recommendations to the full board of directors regarding annual compensation of the directors, including equity-based compensation;

•	administer our equity incentive plans, our long term incentive plan and our executive incentive bonus plan;

•	evaluate the risks associated with all employee compensation plans; and

•	evaluate the independence of advisors to the Compensation Committee prior to their engagement.

We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com.  In 2012, the Compensation Committee met twice.

Nominating and Corporate Governance Committee

We also have a Nominating and Corporate Governance Committee. In 2012, the members of the committee were Blake W. Augsburger, Robert E. Bartels, Jr., Daniel F. Evans, Jr., Thomas A. Hiatt, Steven D. Ross and M. Scott Welch.  Each current member is expected to serve on the committee through 2013, assuming Mr. Augsburger is re-elected. Each of these members is considered “independent” according to the Nasdaq listing requirements. The primary purposes of the committee are to identify and recommend individuals to be presented to our shareholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com. The Nominating and Corporate Governance Committee met twice in 2012.

Director Nominations and Qualifications

For the 2013 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board the five incumbent directors whose terms are set to expire in 2013. This nomination was further approved by the full board. We did not receive any shareholder nominations for director for the 2013 annual meeting.

The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and shareholder nominees, in the same manner. As described in our Corporate Governance Guidelines, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct.  Additionally, all nominees must be under the age of 70, which is the mandatory retirement age established by the board. While we do not have a separate diversity policy, the committee does consider the diversity of its directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board.  The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates.

The committee identifies nominees by first evaluating the current members of the board whose terms are set to expire at the upcoming annual shareholder meeting and who are willing to continue in service.  Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above.

Shareholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Shareholders may contact Lakeland Financial’s board of directors by contacting Kristin L. Pruitt, Corporate Secretary, at Lakeland Financial Corporation, P.O. Box 1387, Warsaw, Indiana, 46581-1387 or (574) 267-6144. Ms. Pruitt will generally not forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Nominations of Directors. In accordance with our bylaws, a shareholder may nominate a director for election to the board at an annual meeting of shareholders by delivering written notice of the nomination to the Company’s chairman of the board not less than 150 days nor more than 180 days prior to the date of the annual meeting. The shareholder’s notice of intention to nominate a director must include the name and address of the proposed nominee, the principal occupation of the proposed nominee, the name and address of the shareholder making the nomination and the number of shares of capital stock of Lakeland Financial owned by the notifying shareholder. We may request additional information after receiving the notification.

For a shareholder nominee to be considered by our board as a Company nominee and included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, at least 120 days prior to the date the previous year’s proxy statement was mailed to shareholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee may request additional information in order to make a determination as to whether to nominate the person for director.

Other Shareholder Proposals. For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2014, shareholder proposals must be received by Kristin L. Pruitt, our Corporate Secretary, at the above address, no later than November 5, 2013, and must otherwise comply with the rules and regulations set forth by the SEC.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer of Lakeland Financial have historically been combined, and Mr. Kubacki currently holds both positions. We believe this board leadership structure is the most appropriate because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the board as a whole. We have a strong governance structure in place, including a designated lead independent director, as discussed below, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Mr. Kubacki in attendance and in 2012 there were three such sessions.

In 2003, the board of directors created the position of a lead independent director, and the Nominating and Corporate Governance Committee appointed L. Craig Fulmer as our lead independent director. Upon Mr. Fulmer’s retirement in August 2012, the board appointed M. Scott Welch as lead independent director and he continues to serve in that role.  This appointment is reviewed annually by the Nominating and Corporate Governance Committee. The lead independent director assists the board in assuring effective corporate governance and serves as chairperson of the independent director sessions, and chairs board meetings during any meetings or portions of meetings if Mr. Kubacki is absent.

Code of Ethics

We have a code of conduct in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer, President and Chief Financial Officer. The code of conduct is posted on our website at www.lakecitybank.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and President and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as risks related to the unintentional effects our compensation plan may have on employee decision-making or the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight.  In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and operational risks, and receives regular reports from the management team’s senior risk officer regarding comprehensive organizational risk as well as particular areas of concern.  The board’s Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy.  In 2012, the Company established a Corporate Risk Committee of the board to oversee the risk management practices of Lake City Bank, including management’s ability to assess and manage the Company’s credit, market, interest rate, liquidity, legal and compliance, reputational, technology and operational risks. In addition, the Corporate Risk Committee provides a forum for open and regular communication between senior management and the board in order to effectively manage risks.  The Corporate Risk Committee replaces and succeeds the board’s Credit and Investment Management Committee and the relevant functions of it will be assumed by the Corporate Risk Committee.  The Corporate Risk Committee began meeting in January 2012.

In addition, the Company has designated Ms. Kristin L. Pruitt, Senior Vice President and General Counsel, as its senior risk officer.  Ms. Pruitt generally oversees management’s role in its risk management practices, and she is invited to and generally attends all board and committee meetings.   Additionally, Michael E. Gavin, the chief credit officer and the loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the right “tone at the top” and providing for full and open communication between management and the board of directors is essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings, or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related issues and any other matters. The board has an annual offsite meeting with senior management to discuss strategies, key challenges, and risks and opportunities for the Company. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes Lakeland Financial’s compensation philosophy and policies for 2012 as applicable to the executive officers named in the Summary Compensation Table on page 27. This section explains the structure and rationale associated with each material element of the executives’ compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the section.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the executive officers of Lakeland Financial Corporation.

The committee relies upon Mr. Kubacki’s assessment of each executive officer’s individual performance, which considers the executive’s efforts in achieving his or her individual goals each year, managing and developing employees and the enhancement of long-term relationships with customers, if applicable to his or her position. Individual goals for executive officers are established by Mr. Kubacki in consultation with each executive officer.

The committee’s charter gives it the authority to hire outside consultants to further its objectives and responsibilities. In 2011, the committee retained Frederic W. Cook & Co., Inc., a compensation consulting firm, to assess the effectiveness of the Company’s executive compensation programs. In addition, the committee reviewed compensation survey data from industry sources such as Crowe Horwath LLP and the American Bankers Association.  The committee determined that an outside review was not necessary for 2012 based on its belief that the information would not vary greatly from the conclusions of the 2011 review. Accordingly, the committee did not engage a compensation consultant during 2012.

Regulatory Impact on Compensation

As a publicly-traded financial institution, we must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions.  These regulations do not set specific parameters within which compensation decisions must be made, but do require Lakeland Financial and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance.  While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment into compensation decisions is not a recent development.

Under its long-standing Interagency Guidelines Establishing Standards for Safety and Soundness, the Federal Deposit and Insurance Corporation (the “FDIC”) has long held that excessive compensation is prohibited as an unsafe and unsound practice.  In describing a framework within which to make a determination as to whether compensation is considered excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee.  The FDIC encourages financial institutions to review an employee’s compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups.  Finally, the FDIC provides that such an assessment must be made in light of the institution’s overall financial condition.

In the summer of 2010, the various financial institution regulatory agencies worked together to issue additional guidance, Guidance on Sound Incentive Compensation Policies, that was in many respects intended to serve as a compliment to the Safety and Soundness standards.  As its title would imply, the joint agency guidance sets forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions.  The joint agency guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the institution.  With respect to those identified individuals, the joint agency guidance is intended to focus the institution’s attention on balanced risk-taking incentives, compatibility with effective controls and risk management, with a focus on general principles of strong corporate governance.

Also, once further risk assessment guidelines and procedures, as required under the Dodd-Frank Wall Street Reform & Consumer Protection Act, are finalized by the financial institution regulatory agencies and the SEC, we expect that we will also be subject to those further guidelines and procedures.  However, initial guidance respecting the Dodd-Frank Act risk assessment guidelines and procedures was issued during 2011 and, in large part,  that guidance restates the frameworks set forth in the Safety and Soundness standards and joint agency guidance described above.

Finally, in addition to the foregoing, as a publicly-traded corporation, Lakeland Financial is also subject to the SEC's rules regarding risk assessment.  Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the company.  We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on Lakeland Financial.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for Lakeland Financial’s named executive officers.  In this regard, the committee has regularly revisited the components of the frameworks set forth in the Safety and Soundness standards and the joint guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into Lakeland Financial’s compensation programs for named executive officers.  In addition, the committee continues to anticipate final guidance under the Dodd-Frank Act and will be prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

Assessment of Compensation Risk

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management.

The Compensation Committee completed a thorough review of all compensation programs offered at Lake City Bank, including those described in this Compensation Discussion and Analysis, to determine whether any aspect of the plans or programs encourages excessive or unnecessary risk that would adversely affect the long-term value or performance of Lakeland Financial. Based on the risk assessment process, more fully described below, the Compensation Committee concluded that the compensation plans and programs, considered individually and as a whole, do not encourage excessive risk taking.

The Compensation Committee compiled an inventory of the design features of all incentive compensation plans and programs for purposes of assessing the potential for encouraging excessive or unnecessary risk-taking that could threaten the value of the enterprise.

The Compensation Committee then considered how the structure of each plan or program impacted risk-taking of plan participants. With respect to the LTI Plan as defined on pages 24 and 25, the Compensation Committee concluded that the plan was well designed to align the Company’s strategic objectives with long-term value creation for the following reasons:

•	Performance metrics factor in risk of capital and measures that take into consideration balance sheet, income statement and equity factors.

•
Threshold goals are reasonably achievable with good performance and are sufficiently challenging but not overly difficult. The LTI Plan does not include steep cliffs for not achieving nor exponential upside to achieving them. Reasonable leverage exists above threshold to achieve maximum payouts.

•	Incentives are capped at reasonable levels.

•	Maximum awards are an appropriate portion of total pay.

•	The three-year performance period discourages measures that do not benefit the Company over the long term.

•	Denomination in Company stock gives incentive to focus on sustained value creation, and further alignment with shareholder interests.

In analyzing the risks inherent in the bonus plan, the Compensation Committee determined as follows:

•	Bonus amounts are tied to financial performance and personal performance against individualized goals, including non-financial goals.

•	Threshold goals are reasonably achievable with good performance and are sufficiently challenging but not overly difficult.

•	Payouts are interpolated based on percentage of net income achieved.

•	Reasonable bonus maximums exist as part of an overall balanced pay mix.

The Compensation Committee did a similar analysis for the other compensation programs available to employees, and concluded that the amounts are reasonable as part of a balanced pay mix and appropriately incentivize performance without encouraging the manipulation of earnings in order to enhance the benefits payable under such plans.

The Compensation Committee then reviewed the executive compensation structure overall and reached the following conclusions, based on key risk categories:

•
Strategic Risk:  The Compensation Committee determined that overall, the performance metrics used are aligned with the Company’s strategy and objectives for long-term value creation for our shareholders, properly reward various performance outcomes, and account for risk over a longer-term time horizon.

•
Cultural Risk:  Lakeland Financial has a strong set of corporate values that emphasize ethical behavior, actions that contribute to building long-term value, rather than short-term performance, teamwork and investment in people and infrastructure. Our senior executives have little incentive to be overly focused on short-term stock price performance.

•
Governance Risk:  The Compensation Committee is independent, has access to consultants and other advisers independent of management, has an appropriate level of expertise and is fully educated on all significant incentive plans and programs.

•
Pay-Mix Risk:  Lakeland Financial has market-competitive salaries to reduce pressure on short-term performance to earn reasonable annual compensation. The Compensation Committee believes the mix between longer-term incentives is appropriately balanced with motivation for short-term performance.

•
Performance Measurement Risk:  The Compensation Committee has a disciplined process of establishing goals for and evaluating performance of Mr. Kubacki in executive sessions. Financial performance measures consider the income statement, balance sheet and statement of cash flows so that management is accountable for all aspects of Lakeland Financial’s financial health. The Company considers both financial and non-financial performance outcomes in assessing executives’ performance and compensation.

•
Annual Incentive Risk:  Executives’ annual bonuses are earned based on both financial performance and non-financial performance. Goals for achieving target bonuses are reasonably achievable with good performance. The Compensation Committee believes the goals are challenging, but not overly difficult. The bonus payout curves do not use steep cliffs for target bonus or exponential payouts for maximum payouts.

•
Long-Term Incentive Risk:  The LTI Plan uses different performance metrics and measurement periods than annual incentives so that short-term performance is not overemphasized. Restricted stock units under the LTI Plan do not use overly stretched goals or accelerated payout curves. The target and maximum payouts under the LTI Plan are reasonable in light of our overall pay mix. Long-term incentives focus on measures of sustainable value creation for long-term investors.

Conclusion

After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and not excessive, and does not encourage imprudent risk-taking.

In making this determination, the Compensation Committee considered many factors, including the following:

•	Management has positioned Lakeland Financial for future success through the planning and execution of Lakeland Financial’s strategic plan.

•	Management has consistently led Lakeland Financial to strong levels of performance in recent years.

•	The shareholder return performance of Lakeland Financial over the past five years has outpaced the performance of companies in Lakeland Financial’s peer group.

•	Lakeland Financial is well positioned in the communities it serves as a result of the direction that this management team has taken the Company.

•	Approximately 99% of the votes cast at the 2012 annual meeting of shareholders were in support of the say-on-pay advisory vote on Lakeland Financial’s executive compensation programs.

Compensation Philosophy and Objectives

The overall objectives of Lakeland Financial’s compensation programs are to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. The programs are designed to create meaningful incentives to manage the business successfully with a constant focus on short-term and long-term performance versus the strategic plan and the key operating and financial objectives. Our philosophy is intended to align the interests of executive officers with the long-term interests of our shareholders. The executive compensation program is structured to accomplish the following objectives:

•	encourage a consistent and competitive return to shareholders over the long-term;

•
maintain a corporate environment which encourages stability and a long-term focus for the primary constituencies of Lakeland Financial, including shareholders, clients, employees, communities and government regulatory agencies;

•	maintain a program which:

•	clearly motivates personnel to perform and succeed according to our current goals;

•	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;

•	retains key personnel critical to our long-term success;

•	provides for management succession planning and related considerations;

•	emphasizes formula-based components, such as performance-based bonus plans and long-term incentive plans, in order to better focus management efforts in its execution of corporate goals;

•	encourages increased productivity; and

•	responsibly manages risks related to compensation programs;

•	provide for subjective consideration in determining incentive and compensation components; and

•	ensure that management:

•	fulfills its oversight responsibility to its primary constituents;

•	conforms its business conduct to the highest ethical standards;

•	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

•	continues to avoid any conflict between its responsibilities to Lakeland Financial and each executive officer’s personal interests.

At the Company’s 2012 annual meeting of shareholders, approximately 99% of the votes cast approved the non-binding advisory proposal on the compensation of certain executive officers.  The Company, the board of directors and the Compensation Committee pay careful attention to communications received from shareholders regarding executive compensation, including the non-binding advisory vote.  The Company considered the positive result of the 2012 advisory vote on executive compensation but not for specific 2012 compensation decisions.  Based on this consideration and the other factors described in this Compensation Discussion and Analysis, the Compensation Committee did not alter the policies or structure for the named executive officers’ compensation for 2012 or 2013.

Compensation Factors

General. The Compensation Committee’s decisions regarding each named executive officer are based, in part, on the committee’s subjective judgment, and also take into account qualitative and quantitative factors, as will be set forth in the discussion below. In reviewing an executive officer’s compensation, the committee considers and evaluates all components of the officer’s total compensation package.

Corporate Performance. In establishing executive compensation, the Compensation Committee measures Lakeland Financial’s performance compared to management’s and the board’s goals and objectives, and also compares our performance to that of our peer group of financial institutions. The committee believes that using Lakeland Financial’s performance as a factor in determining an executive officer’s compensation is effective in helping to align the executive’s interests with those of our shareholders. With that in mind, the committee focuses on performance versus key financial performance criteria, such as return on beginning equity, return on average assets, revenue growth, diluted earnings per share growth, capital adequacy, the efficiency ratio and asset quality. As part of the evaluation and review of these criteria, the committee will also take into account various subjective issues, such as general economic conditions, including the interest rate environment and its impact on performance, and how they may affect Lakeland Financial’s performance.

For purposes of peer analysis in assessing performance, Lakeland Financial generally considers peer groups that include commercial banks of similar asset size. The committee determined that the peer analysis from 2011 was unlikely to have changed materially, so relied on that analysis for its compensation decisions in 2012.  The peer groups used in 2011 generally included financial institutions with total assets of $1.5 billion to $5 billion, with a focus on banks located in the central region of the United States. Given the ever-changing landscape within the banking industry, there is no specifically defined group of banks that are utilized for this analysis. The Compensation Committee engaged Frederic W. Cook & Co., Inc. in 2011 to assess the effectiveness of the Company’s executive compensation programs. For the 2011 comparative analysis, Frederick W. Cook & Co., Inc. compiled a market reference group of 18 other publicly-traded bank holding companies headquartered in the north or central United States, with median assets of $3.1 billion, market capitalization of not less than $100 million and stable, if not strong, performance history. The companies included in this peer group are as follows:

Chemical Financial – Midland, Michigan	Pinnacle Financial Partners – Nashville, Tennessee
Taylor Capital Group – Rosemont, Illinois	Bank of the Ozarks – Little Rock, Arkansas
Heartland Financial – Dubuque, Iowa	Home BancShares – Conway, Arkansas
Community Trust Bancorp – Pikeville, Kentucky	First Busey – Champaign, Illinois
Simmons First National – Pine Bluff, Arkansas	Republic Bancorp – Louisville, Kentucky
Enterprise Financial Services – St. Louis, Missouri	MainSource Financial – Greensburg, Indiana
First Financial – Terre Haute, Indiana	S.Y. Bancorp – Louisville, Kentucky
Hills Bancorporation – Hills, Iowa	German American – Jasper, Indiana
BankFinancial – Burr Ridge, Illinois	MidWestOne Financial – Iowa City, Iowa

In addition, the Compensation Committee reviewed compensation survey data that is readily available to Lakeland Financial from industry sources such as Crowe Horwath LLP and the American Bankers Association.

Other factors of corporate performance that may affect an executive’s compensation include succession planning consideration, realization of economies of scale through cost-saving measures, Lakeland Financial’s market share reputation in the communities which it serves, turnover level of employees, as well as less subjective performance considerations. In addition, because the Compensation Committee believes strongly that our executives should be involved in the communities that we serve, the committee takes into consideration indirect and intangible business factors such as community involvement and leadership when reviewing executive compensation.

Comparison to Peer Group. In establishing the compensation of the named executive officers, the Compensation Committee utilizes market data regarding the compensation practices of other financial institutions of a similar asset size and complexity. The Committee determined that the peer group analysis from 2011 remained relevant to compensation decisions for 2012. The peer group used in 2011 generally included financial institutions with total assets of $1.5 billion to $5 billion, with a focus on institutions located in the central region of the United States. In some cases, however, the committee will consider data from outside the peer comparison when reviewing compensation practices if that comparison identifies similarities, such as business-line focus and long-term operating and financial stability, which should be considered. For example, institutions with a similar focus on complex commercial lending may be considered by the committee even if they fall outside of the general asset size in which our other peers are included. The committee believes that such comparison is useful in creating an overall compensation program to stay competitive in the marketplace and for attracting and retaining qualified executives. While the committee believes that it is prudent to consider such comparative information in determining compensation practices, it does not set strict parameters using this data. Rather, the committee uses comparative data to ensure that executive compensation is not inconsistent with appropriately defined peer organizations. Generally, the committee believes that the current executive officers of the bank have established a sound track record of long-term performance that warrants third quartile or better compensation among similarly situated financial institutions.

Individual Performance. When evaluating an executive officer’s individual performance, the Compensation Committee takes into account Mr. Kubacki’s assessment of individual performance, which considers the executive’s efforts in achieving his or her individual goals each year, managing and developing employees and the enhancement of long-term relationships with customers, if applicable to his or her position. The measure of an executive officer’s individual performance and individual contribution to the overall Company performance depends, to a degree, on what steps are taken to increase revenues and implement cost-saving strategies and the outcome of such strategies. Each executive officer has different goals established that are intended to focus that executive’s contributions to the strategic goals of the Company. Individual goals for executive officers are developed by Mr. Kubacki in consultation with each executive officer and recommended to the committee by Mr. Kubacki for approval. The committee establishes Mr. Kubacki’s goals after reviewing the bank’s annual strategic plan, annual budget plan and the goals of the other executive officers.

Compensation Decisions

This section describes the decisions made by the Compensation Committee with respect to the compensation for the named executive officers for 2012 and 2013.

Executive Summary. The major components of executive officer compensation are base salary, annual bonus, equity awards, long-term incentive awards and additional benefit plans. In reviewing an executive officer’s compensation, the committee considers and evaluates all components of the officer’s total compensation package through the use of tally sheets. The use of tally sheets allows the committee to assess the executive’s aggregate compensation, including cash payments and non-cash incentives and benefits, in one concise document. Our compensation decisions for 2012 and for 2013 factored in Lakeland Financial’s performance versus key financial criteria, including return on beginning equity, return on average assets, revenue growth, diluted earnings per share growth, capital adequacy, efficiency ratio and asset quality. Lakeland Financial achieved 107% of its targeted goals in net income and other key measures of financial performance in 2012. The committee believes that Lakeland Financial’s financial performance in 2012 was very strong. When compared to its peer group, the committee believes Lakeland Financial’s performance was good and, therefore, the committee weighed heavily Lakeland Financial’s relative performance when compared to its peers. Additionally, the committee determined that the named executive officers performed well versus their individual goals for 2012.

The following is a brief summary of the compensation decisions of the Compensation Committee for 2012 and 2013:

•	base salaries for the named executive officers increased, on average, 7% for 2012 and 3% for 2013;

•	bonus payments to named executive officers for 2012 were similar to bonuses for 2011, due to similar performance of Lakeland Financial in both years;

•	the long-term incentive plan was continued in 2012 to strengthen our retention tools for key senior and executive management;

•	the amount of total compensation paid to Mr. Kubacki was greater in 2012 than 2011 because of an increase in base salary in February 2012;

•	benefits and perquisites remained substantially similar between 2011 and 2012 and we expect that will continue through 2013.

Base Salary. We annually review the base salaries of the named executive officers to determine whether or not they will be adjusted. The salaries for 2012, determined by the Compensation Committee at the end of 2011, are set forth in the Summary Compensation Table on page 27. In determining these salary levels, we considered the following factors, with no specific weighting applied to any single factor:

•	the compensation philosophy and guiding principles described above;

•	the performance of Lakeland Financial versus key financial objectives;

•
the base salary paid to the officers in comparable positions at companies in the peer groups, generally using the third quartile or higher percentile as our point of reference if the officer’s overall performance and experience warrants such consideration;

•	the overall professional experience and background and the industry knowledge of the named executive officers and the quality and effectiveness of their leadership at Lakeland Financial;

•	all of the components of executive compensation, including base salary, bonus, stock options, retirement and death benefits, as well as other benefits and perquisites;

•
the performance of Lakeland Financial’s stock price, although it is not a key factor in considering compensation as the committee believes that the performance of the stock price is subject to factors outside the control of executive management;

•	the target pay increase for all employees of 3%; and

•	internal pay equity among Lakeland Financial executives.

At the end of 2011, the committee determined the base salaries of the named executive officers for 2012. The committee approved raises for all of the named executive officers for 2013 based on the factors described above. The base salaries for 2012 and 2013 are as follows:

Name	Position	2012 Base Salary	2013 Base Salary
Michael L. Kubacki	Chairman and Chief Executive Officer	$482,000	$497,000
David M. Findlay	President and Chief Financial Officer	$350,000	$361,000
Eric H. Ottinger	Executive Vice President	$195,000	$201,000
Michael E. Gavin	Executive Vice President	$175,000	$181,000
Kristin L. Pruitt	Senior Vice President	$175,000	$181,000

Annual Bonus. The Compensation Committee typically determines eligibility for annual bonus payments using the parameters defined in the Company’s Executive Incentive Bonus Plan, which is a performance-based bonus plan for selected Lake City Bank corporate officers, including the named executive officers. As established, the committee retains the right to modify the program or withhold payment at any time. Since the plan’s inception in 2002, Lakeland Financial’s performance has warranted annual payments under the plan.

Eligible participants in the plan may earn an annual performance-based bonus based on Lakeland Financial’s overall performance as well as the individual participant’s performance. The measure of our performance is based on our actual net income for that year compared to the budgeted net income. We calculate this by using our net income after the 401(k) match and incentive compensation costs and excluding non-recurring gain/loss on sale of fixed assets, investments, business assets and extinguishment of debt. The committee approves a budgeted net income amount after reviewing the previous year’s actual net income in conjunction with the board’s and management’s expectations for that particular year. The amount is generally increased each year in order to provide a proper level of incentive to the officers and, in the committee’s view, is not at a level that makes it substantially certain that the target threshold will be obtained.  The budgeted net income used for 2012 was $33,182,222, and the actual net income was $35,394,000 (which was approximately 107% of the budgeted amount).

Bonus payments under this plan are determined by the formulas described below, although the committee reserves the right to modify the payouts in its sole discretion.  The plan pays a percentage of the bonus amount equal to the percentage amount of actual net income achieved against the budgeted net income. For example, if actual net income equals 95% of the budgeted net income amount, the bonus payout would be at the 95% level.  With respect to the net income component of the bonus formula, bonuses under the program provide for bonus payments of 3% to 50% of eligible salary.  In 2012, the bonus program provided that our Chief Executive Officer would receive up to 50% of his salary,  the President would receive up to 45% of his salary, Executive Vice Presidents would receive up to 40% of their salaries and certain Senior Vice Presidents would receive up to 30% of their salaries. Bonuses for officers receiving promotions during the year were prorated.  For 2012, our actual net income, calculated as described above, equaled 107% of the budgeted net income threshold, and bonuses with respect to the net income component were, therefore, paid out at that same level.

The amount of the bonus is also determined, in part, on the individual’s overall performance compared to the individual’s performance goals that are discussed in the beginning of the year by the individual and the other executives.  The committee also has the discretion to reward achievements that are not the subject of any pre-established goals.  The committee determined that the named executive officers performed well against their respective individual performance goals in 2012.  The 2012 individual goals are set forth below:

Michael L. Kubacki
•	Meet or exceed the financial parameters contained in the 2012 Profit Plan.
•	Achieve the goals set out in the 2012 Business Initiatives.
•	Maintain effective board governance process.
•	Lead the Bank’s management team.
•	Maintain the Bank’s leadership position in our local and regional markets.

David M. Findlay
•	Review existing financial reporting capabilities to improve the analytical framework for decision-making, particularly on the commercial side of the business.
•	Work with the retail department to maximize the bank’s deposit-gathering potential.
•	Develop a multi-year expansion and capital planning framework.
•	Maintain an effective compliance process.
Eric H. Ottinger
•	Achieve budgeted totals for commercial loans, deposits and fees.
•	Achieve an improved level of loan quality, as demonstrated by non-performing assets and charge-offs.
•	Evaluate and improve commercial banking management processes.
•	Continue the process of becoming the leading commercially-focused bank in Indianapolis.
Michael E. Gavin
•	Achieve an improved level of loan quality, as demonstrated by nonperforming assets and charge-offs.
•	Continue to improve the effectiveness of loan approval and credit monitoring processes.
•	Implement a stronger, more specific commercial credit grading process.
•	Aggressively and creatively manage existing problem situations.
Kristin L. Pruitt
•	Maximize efficiencies and effectiveness of board processes.
•	Develop a formal Fair Lending Compliance Program.
•	Formalize Corporate Risk Committee at board level.
•	Develop political action/awareness program for senior leadership.
•	Continue hands-on management of Compliance and CRA functions.

For 2012, our overall performance and achievement of individual goals resulted in aggregate bonus payments of approximately $2.0 million paid to 195 employees.  The bonuses paid to Mr. Kubacki and the other named executive officers are set forth in the Summary Compensation Table on page 27 of this Proxy Statement.

Long-Term Incentive Plan. The Company maintains an Amended and Restated Long-Term Incentive Plan. The plan is designed to provide for performance-based payouts based upon three key financial criteria, including average revenue growth rate, average diluted earnings per share growth rate and average return on beginning equity over rolling three-year periods. The Compensation Committee has made grants under the LTI Plan each year since the plan was implemented in 2006. Beginning with the plan grants made in 2009, awards are denominated in Company shares rather than cash to provide for additional alignment with shareholders and stock price performance over the performance period. Grants made prior to 2009 were denominated in cash, but were payable in cash or stock.

The purpose of the LTI Plan is to motivate select officers to collectively produce outstanding results, encourage superior performance, increase productivity and aid in attracting and retaining key employees. Mr. Kubacki recommends, subject to the committee’s approval, the performance measures and performance targets to be used for each performance period and the LTI bonus to be paid if certain required conditions are met. Performance targets are based on a combination of Lakeland Financial’s goals, business unit and/or individual goals or on such other factors that the committee may determine and approve. Different performance targets may be established for different participants for any performance period, although currently all executives have the same performance targets.

Unless the committee determines otherwise, a new three-year performance period will begin each year. Thus, the maximum number of performance periods open to measurement at any time is three. Going forward, executive officers will have the ability to receive LTI Plan bonus payouts on a yearly basis at the conclusion of each successive three-year performance period. The committee believes that, by making annual awards that consider Company performance over rolling three-year periods, the committee is incentivizing our named executive officers to focus on consistent and sustainable performance rather than taking outsized risk in any one particular year.

The amount of the LTI bonus awarded for each performance period is based upon achieving certain performance thresholds for each of the three measurement criteria. Under the plan, performance on each of the three measurement criteria is computed for the three-year period from the start date and constitutes 33.33% of the overall vesting calculation. For the 2011-2013 performance period, the target performance levels are 6.00% revenue growth, 5.00% diluted earnings per share growth and 8.00% average return on equity growth.  The committee directed management to accrue for the open periods at an amount equal to the sum of the percentages of the actual financial performance against the targeted thresholds, with each of the three criteria valued at 33.33% of the total accrual. For the 2012-2014 performance period, the committee increased target performance levels to 6.00% revenue growth, 8.00% diluted earnings per share growth and 12.00% average return on beginning equity growth.  The committee determined that those target performance levels should continue for the performance period 2013-2015.

The LTI Plan allows the committee, at its discretion, to adjust performance goals and performance measure results for extraordinary events or accounting adjustments resulting from significant asset purchases or dispositions or other events not contemplated or otherwise considered by the committee when the performance measures and targets were set.

For the three-year performance period ending December 31, 2012, awards were paid at 122%, for a total of 44,894 shares paid to 15 individuals in accordance with the terms of the LTI Plan.  The payouts to the named executive officers for the 2009-2011 and the 2010-2012 performance periods were as follows:

Name	Performance Period 2009-2011 Payout Shares	Performance Period 2010-2012 Payout Shares
Michael L. Kubacki	13,200	12,220
David M. Findlay	7,920	7,320
Eric H. Ottinger	2,640	3,660
Michael E. Gavin	1,320	1,220
Kristin L. Pruitt	2,640	2,440

The target award that each named executive officer may earn under the 2011-2013, 2012-2014 and 2013-2015 performance periods is as follows:

Name	Performance Period 2011-2013 Target Share Award Payable in 2014	Performance Period 2012-2014 Target Share Award Payable in 2015	Performance Period 2013-2015 Target Share Award Payable in 2016
Michael L. Kubacki	12,000	12,000	12,000
David M. Findlay	8,000	8,000	10,000
Eric H. Ottinger	4,000	4,000	4,000
Michael E. Gavin	1,000	4,000	4,000
Kristin L. Pruitt	3,000	3,000	3,000

Equity Awards. No stock options were issued in 2012 to the named executive officers under our 2008 Equity Incentive Plan, as set forth on the Outstanding Equity Awards at Fiscal Year End table on page 30.

All Other Compensation and Perquisites. While the Compensation Committee reviews and monitors the level of other compensation offered to the named executive officers, the committee typically does not adjust the level of benefits offered on an annual basis. The committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each. It is our belief that perquisites for executive officers should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, Lakeland Financial has generally provided nominal benefits to executives that are not available to all full time employees and we plan to continue this approach in the future. The benefits offered in 2012 to the named executive officers will continue for 2013. The perquisites received by the named executive officers in 2012 are reported in the Summary Compensation Table on page 27.

COMPENSATION COMMITTEE REPORT

Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Lakeland Financial’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by:
Daniel F. Evans, Jr.
Thomas A. Hiatt
Charles E. Niemier
Emily E. Pichon
M. Scott Welch

Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

L. Craig Fulmer, who retired from the board in August 2012, served on the Compensation Committee until his retirement.  Other than Mr. Fulmer, the persons named above were the only persons who served on the Compensation Committee of the Board of Directors during the last fiscal year.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers in 2012, 2011 and 2010 compensation is presented for officers who were also named executive officers in those years. In accordance with SEC rules, 2011 and 2010 compensation is not presented for Mr. Gavin, and 2010 compensation is not presented for Ms. Pruitt, because they were not named executive officers in those years.

Name and principal position	Year	Salary(1)	Stock awards (2)(3)	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings(4)	All other compensation (5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael L. Kubacki Chief Executive Officer	2012 2011 2010	$477,393 450,023 438,290	$256,541 237,361 155,870	--- --- ---	$251,423 244,620 351,400	$4,894 7,140 5,760	$31,923 27,919 28,711	$1,022,174 967,063 980,031
David M. Findlay President and Chief Financial Officer	2012 2011 2010	348,144 333,617 289,930	171,027 158,240 93,522	--- --- ---	164,312 162,810 200,000	--- --- ---	18,561 21,406 20,051	702,044 676,073 603,503
Eric H. Ottinger Executive Vice President - Commercial Banking	2012 2011 2010	194,020 180,658 170,680	85,514 79,120 46,761	--- --- ---	79,287 78,408 83,561	--- --- ---	28,175 27,924 22,197	386,996 366,110 323,199
Michael E. Gavin Executive Vice President – Credit Administration	2012	173,730	85,514	---	75,600	4,617	22,067	361,528
Kristin L. Pruitt Senior Vice President - General Counsel	2012 2011	174,096 163,732	64,135 39,560	--- ---	56,175 53,460	--- ---	18,748 21,124	313,154 277,876

(1)	Salary reported includes amounts deferred at the officer’s election pursuant to the Company’s deferred compensation plans.

(2)
For 2010, represents the grant date fair value calculated in accordance with FASB ASC Topic 718 for performance-based restricted stock unit awards granted under our LTI Plan for the 2010-2012 performance period.  For 2011, represents such grant date fair value for performance-based restricted stock unit awards granted under our LTI Plan for the 2011-2013 performance period.  For 2012, represents such grant date fair value for performance-based restricted stock unit awards granted under our LTI Plan for the 2012-2014 performance period.  See the discussion of equity awards in Note 17 of the Notes to Consolidated Financial Statements for Lakeland Financial’s financial statements for the year ended December 31, 2012 for further information regarding these awards.

(3)
The maximum value that could be paid out due to performance for each individual under the respective performance-based restricted stock unit award is as follows:  Mr. Kubacki 2012 – $432,360, 2011 - $356,040 and 2010 - $233,850; Mr. Findlay 2012 - $288,240, 2011 - $237,360 and 2010 - $140,310; Mr. Ottinger 2012 - $144,120, 2011 - $118,680 and 2010 –$70,150; Mr. Gavin 2012 - $144,120; and Ms. Pruitt 2012 - $108,090 and 2011 - $89,010.

(4)
The amounts in this column are the change in pension value and earnings on nonqualified deferred compensation for each individual.  No named executive officer received preferential or above-market earnings on deferred compensation.

(5)	The amounts for 2012 set forth in column (h) include 401(k) plan matching contributions, life insurance premiums, country club memberships and cell phone stipends paid by us as follows:

	Mr. Kubacki	Mr. Findlay	Mr. Ottinger	Mr. Gavin	Ms. Pruitt
401(k) match	$16,050	$16,050	$16,050	$14,127	$14,734
Group term life insurance	2,377	702	211	501	135
Cell phone stipend	1,809	1,809	1,809	1,809	1,809
Country club membership	11,687	0	10,105	5,630	2,070
Total	$31,923	$18,561	$28,175	$22,067	$18,748

Grants of Plan-Based Awards

The following table provides information on annual cash bonuses under our Executive Incentive Bonus Plan and on long-term equity performance awards under our Amended and Restated Long-Term Incentive Plan.  These plans are described in more detail in the Compensation Discussion and Analysis section.  The estimated amounts set forth in the table are subject to the terms of the respective plan and Company and individual performance, as described in the Compensation Discussion and Analysis section.

Name	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (shares)	Target (shares)	Maximum (shares)	Grant date fair value of stock and option awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael L. Kubacki LTI Plan Executive Incentive Bonus Plan	1/1/2012(1) ---(2)	$124,250	$248,500	$372,750	6,000	12,000	18,000	$256,541
David M. Findlay LTI Plan Executive Incentive Bonus Plan	1/1/2012(1) ---(2)	81,225	162,450	243,675	4,000	8,000	12,000	171,027
Eric H. Ottinger LTI Plan Executive Incentive Bonus Plan	1/1/2012(1) ---(2)	40,200	80,400	120,600	2,000	4,000	6,000	85,514
Michael E. Gavin LTI Plan Executive Incentive Bonus Plan	1/1/2012(1) ---(2)	36,200	72,400	108,600	2,000	4,000	6,000	85,514
Kristin L. Pruitt LTI Plan Executive Incentive Bonus Plan	1/1/2012(1) ---(2)	27,150	54,300	81,450	1,500	3,000	4,500	64,135

(1)
Represents possible payments pursuant to the LTI Plan for the performance period running from 2012-2014. The plan is described in the section entitled “Long-Term Incentive Plan” in the Compensation Discussion and Analysis section.

(2)
Represents possible payments pursuant to the Executive Incentive Bonus Plan for 2012 performance.  The plan is described in the section entitled “Annual Bonus” in the Compensation Discussion and Analysis section.  The bonus payout for 2012 performance is shown in the column entitled “Non-equity incentive plan compensation” in the Summary Compensation Table above.

(3)	The Compensation Discussion and Analysis describes the performance conditions applicable to these grants under Compensation Decisions – Long-Term Incentive Plan on pages 24 and 25.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards and stock awards at December 31, 2012 held by the individuals named in the Summary Compensation Table.  Market values for outstanding stock awards are based on the closing price of Lakeland Financial stock on December 31, 2012 (the last trading day of the year) of $25.84.

		Option Awards				Stock Awards
Name	Grant date	Number of securities underlying unexercised options exercisable(1)	Number of securities underlying unexercised options unexercisable(1)	Option exercise price	Option expiration date(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael L. Kubacki	5/14/08 1/1/10 1/1/11 1/1/12		15,000	$24.05	5/14/2018	10,000 12,000 12,000	$258,400 310,080 310,080
David M. Findlay	5/14/08 1/1/10 1/1/11 1/1/12		10,000	$24.05	5/14/2018	6,000 8,000 8,000	$155,040 206,720 206,720
Eric H. Ottinger	10/11/05 5/14/08 1/1/10 1/1/11 1/1/12	6,000	3,000	$19.60 24.05	10/11/2015 5/14/2018	3,000 4,000 4,000	$77,520 103,360 103,360

Michael E. Gavin	5/14/08 1/1/10 1/1/11 1/1/12		1,000	$24.05	5/14/2018	1,000 1,000 4,000	$25,840 25,840 103,360
Kristin L. Pruitt	5/14/08 1/1/10 1/1/11 1/1/12		5,000	$24.05	5/14/2018	2,000 3,000 3,000	$51,680 77,520 77,520

(1)	All options reflected in the “Option Awards” columns above vest on the fifth anniversary of the grant date and expire on the tenth anniversary of the grant date.

(2)
The stock awards reflected in the “Stock Awards” columns above vest based upon the achievement of certain performance thresholds over a three-year period, as described more completely in the section entitled “Long-Term Incentive Plan” in the Compensation Discussion and Analysis section above.

Option Exercises and Stock Vested in 2012

The following table sets forth information concerning the exercise of options and the vesting of stock awards in 2012 by the individuals named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)	Number of shares acquired on vesting(2)(3)	Value realized on vesting(3)
(a)	(b)	(c)	(d)	(e)
Michael L. Kubacki	20,000	$150,438	25,757	$676,881
David M. Findlay	10,000	71,759	15,768	414,510
Eric H. Ottinger	3,000	32,636	5,954	156,814
Michael E. Gavin	2,800	23,309	1,320	34,148
Kristin L. Pruitt	---	---	2,640	68,297

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)
Shares include restricted stock units under the LTI Plan that vested in 2012 and restricted shares issued in lieu of cash payments under the Executive Incentive Bonus Plan and LTI Plan in 2010 due to the Company’s participation in TARP at that time.

(3)	Amounts reflect the value realized upon vesting of restricted stock units based on the closing price of Lakeland Financial stock on the date of vesting.

Pension Benefits

The following table provides information as of December 31, 2012 for each of our named executive officers regarding the actuarial present value of the officer’s total accumulated benefit under our defined benefit retirement plan, the Lakeland Financial Corporation Pension Plan.

Name	Plan name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
(a)	(b)	(c)	(d)	(e)
Michael L. Kubacki	Lakeland Financial Corporation Pension Plan	2	$49,396	---
David M. Findlay	---	---	---	---
Eric H. Ottinger	---	---	---	---
Michael E. Gavin	Lakeland Financial Corporation Pension Plan	8	39,900	---
Kristin L. Pruitt	---	---	---	---

Our defined benefit retirement plan covers certain employees over 21 years of age with more than one year of service. Effective April 1, 2000, we amended the plan to freeze the accrual of benefits to participants under the plan. As a result of this amendment, employees who were not participants in the plan as of March 31, 2000 are not able to become participants under the plan. In addition, all benefits previously accrued under the plan by participants were frozen in place, and continuing employment with us will not increase the employee’s benefits upon retirement. Normal retirement age is 65. Participants received credit for 2 1/2% of their average salary for each year up to 20 years of service or through March 31, 2000, whichever occurred first.

The principal benefit under this plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the latest plan (which is now frozen) was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased, as a part of the plan termination will reduce the benefits to be paid out of the latest plan.

Nonqualified Deferred Compensation

Effective January 1, 2004, we adopted the Lake City Bank Deferred Compensation Plan. The purpose of the plan is to provide an option for salary deferrals at the participant’s voluntary election for certain individuals without regard to statutory limitations under tax qualified plans. The plan is available to all of our executive officers. The plan is funded solely by participant contributions and does not receive a Company match.  Participants may defer a portion of their salary or bonus under the plan and invest the deferred portion in a mutual fund-like investment pool managed by an independent third party.  Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, but may not make withdrawals during their employment, except in the event of hardship as approved by the Compensation Committee.  All deferral elections and associated distribution schedules are irrevocable.

Name	Executive contributions in last FY	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/distributions	Aggregate balance at last FYE
(a)	(b)	(c)	(d)	(e)	(f)
Michael L. Kubacki	---	---	$41,619	---	$411,368
David M. Findlay	$75,768	---	86,743	---	819,791
Eric H. Ottinger	---	---	---	---	---
Michael E. Gavin	---	---	---	---	---
Kristin L. Pruitt	2,673	---	2,849	---	23,195

As noted above, all contributions to the plan are funded solely by voluntary participant contributions, which represent a deferral of annual salary, and there are no Company match payments.  All aggregate earnings shown above represent investment and interest return on participant contributions and are not additional payments by Lakeland Financial.

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of December 31, 2012.  As is more fully described below, four of the five named executive officers, Messrs. Kubacki, Findlay, Ottinger and Gavin, were subject to change in control agreements with Lakeland Financial that were in effect on December 31, 2012 (each, a “Change in Control Agreement”), which provide for payments and benefits to a terminating executive following a change in control of Lakeland Financial.  Except for the payments and benefits provided by the Change in Control Agreements, all other payments and benefits provided to any named executive officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of Lakeland Financial.  For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $25.84, which was the closing price of our stock on December 31, 2012, the last trading day of the year.

	Cash Severance Payment	LTI Plan(1)	Executive Incentive Bonus Plan(2)	Equity Incentive Plan	Continuation of Medical/Dental Benefits(3)	Total Termination Benefits
Michael L. Kubacki
Voluntary retirement	---	$298,710	$241,000	---	---	$539,710
Termination – death	---	$298,710	---	---	---	$298,710
Termination, other than for cause, in connection with change in control	$1,446,000	---	---	$26,850	$28,174	$1,501,024
David M. Findlay
Voluntary retirement	---	---	---	---	---	---
Termination – death	---	$199,140	---	---	---	$199,140
Termination, other than for cause, in connection with change in control	$1,015,000	---	---	$17,900	$42,538	$1,075,438
Eric H. Ottinger
Voluntary retirement	---	---	---	---	---	---
Termination – death	---	$99,570	---	---	---	$99,570
Termination, other than for cause, in connection with change in control	$546,000	---	---	$5,370	$42,538	$593,908
Michael E. Gavin
Voluntary retirement	---	$47,890	$70,000	---	---	$117,890
Termination – death	---	$47,890	---	---	---	$47,890
Termination, other than for cause, in connection with change in control	$490,000	---	---	$1,790	$39,570	$531,360
Kristin L. Pruitt
Voluntary retirement	---	---	---	---	---	---
Termination – death	---	$74,678	---	---	---	$74,678
Termination, other than for cause, in connection with change in control	---	---	---	$8,950	---	$8,950

(1)	A prorated bonus is payable to a participant under the LTI Plan when such participant’s employment is terminated by reason of his or her retirement or death.

(2)
Unless an executive is employed on the date on which bonuses are paid under the Executive Incentive Bonus Plan, he or she will not receive any payment thereunder.  The only exception to this rule is that a prorated bonus is payable to a participant under the Executive Incentive Bonus Plan when such participant retires prior to the date of payment.  For purposes of the table above, it is assumed that each executive’s employment terminated on December 31, 2012.  Therefore, since the executive was employed for the entire calendar year, no proration is required and the executive would be entitled to the full amount of the bonus under the Executive Incentive Bonus Plan.

(3)	Since our medical and dental benefit plans are self funded, we have estimated the amounts due for 24 months of medical and dental benefits based on our monthly COBRA continuation rates.

Accrued Pay, Certain Retirement Benefits and Vested Equity Awards.  The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, or amounts that are fully vested under the terms of the applicable plan.  These include:

•	Accrued salary and vacation pay.

•	Regular pension benefits under our defined benefit retirement plan. See “Pension Benefits” on pages 31and 32.

•
Distributions of plan balances under our 401(k) plan and the Lake City Bank Deferred Compensation Plan (the “Deferred Compensation Plan”).  See “Nonqualified Deferred Compensation” on page 32 for information on current account balances and an overview of the Deferred Compensation Plan.

•
The value of option continuation upon retirement, death or disability.  Except as may be provided in connection with a change in control, when an employee terminates employment prior to retirement, death or disability, his or her stock options, whether vested or unvested, are terminated immediately.  However, when a retirement-eligible employee terminates, or when an employee dies or becomes disabled, his or her options remain in force for 12 months following the date of his or her termination.

•	Stock options that are fully vested that may be exercised or cashed out in connection with a change in control or following a termination event.

Death, Disability and Retirement.  A termination of employment due to disability does not entitle the named executive officers to any payments or benefits that are not available to salaried employees generally.  As is the case with any other eligible participant under our LTI Plan (as described in the Compensation Discussion and Analysis on pages 15 through 26 above), termination of employment due to death or retirement will entitle the named executive officers to a prorated bonus under such plan.  In addition, as is also the case with any other eligible participant under our Executive Incentive Bonus Plan (as described in the Compensation Discussion and Analysis on pages 15 through 26 above), termination of employment due to retirement will entitle the named executive officers to a prorated bonus under such plan.

Acceleration of Vesting Upon a Change in Control.  All employees, including the named executive officers, who receive awards under our 2008 Equity Incentive Plan will immediately vest in any unvested awards held by such employee upon the occurrence of a change in control.

Change in Control Agreements.  Other than as is provided in the Change in Control Agreements, and except as is provided in accordance with the terms of our 2008 Equity Incentive Plan, no named executive officer will be entitled to any payments or benefits as a result of the occurrence of a change in control or as a result of a termination of employment in connection with a change in control.  In the case of a termination of employment by the Company within 12 months prior to, or 12 months immediately following, a change in control, or in the case of a termination of employment by an executive within 12 months following a change in control, the Change in Control Agreements provide for the following:

•
Payment, in a single lump sum, of a severance benefit equal to two times the sum of (i) the greater of the executive’s then current base salary or the executive’s annual base salary as of the date one day prior to his termination and (ii) the designated percentage of the amount determined under (i) above payable as annual bonus compensation for the year in which the change in control occurs.

•
To the extent the executive (or any of the executive’s dependents) was eligible to be covered under the terms of our medical and dental plans for active employees immediately prior to his termination date, we will provide the executive (and his dependents, if any) with equivalent coverages for a period not to exceed 24 months from the date of termination of employment.  In the event that the executive (and/or his dependents, if any) become eligible for coverage under the terms of any other medical and/or dental plan of a subsequent employer which plan benefits are comparable to our plan benefits, coverage under our plans will cease for the executive (and/or his dependents, if any).

The Change in Control Agreements were modified as of December 9, 2011 to eliminate the excise tax gross-up provision.  In addition, the benefit amounts were reduced by excluding income received under the LTI Plan from the severance payment calculation.

In exchange for the payments and benefits provided under the Change in Control Agreements, the executives agree to be bound by a two-year restrictive covenant, which will be effective throughout the geographic area within a 60-mile radius from the center of Warsaw, Indiana.  The restrictive covenant will prohibit the executive from competing, in any way, with the Company for the two-year period following the executive’s termination of employment.

Tax Deductibility of Compensation

Lakeland Financial seeks to maximize the tax deductibility of all elements of compensation.  Section 162(m) of the Internal Revenue Code will generally disallow a corporate tax deduction for compensation paid to certain officers in excess of $1 million, unless the compensation meets an exception as performance-based compensation.  While we try to structure compensation plans and programs to ensure deductibility, we may approve compensation amounts that do not qualify for deductibility when we deem it to be in the best interest of Lakeland Financial.  The 2013 Equity Incentive Plan presented to our shareholders for approval in this proxy statement would have performance measures that would facilitate the future deductibility of cash compensation if the plan is approved.

DIRECTOR COMPENSATION

In 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. to evaluate Lakeland Financial’s director compensation against its peers, using the same market group that the study used for executives, listed above on page 20.  The consultant also reviewed the National Association of Corporate Directors Director Compensation Report for 2010-2011.  Specifically, the consultant’s comparative analysis was based on banks with annual revenues between $50 million and $500 million.  Based on the consultant’s recommendations, the directors approved a new compensation program for non-employee directors of Lakeland Financial and Lake City Bank.  During 2012, directors who were not employees of Lakeland Financial or Lake City Bank were paid $1,000 for each board meeting attended and $800 for each committee meeting attended.  Each director also received a retainer of $25,000 for service on the board, and the chairperson of the Audit Committee received an additional $10,000, the lead director received an additional $5,000, the chairperson of the Compensation Committee received an additional $5,000, the chairperson of the Nominating and Corporate Governance Committee received an additional $5,000 and the chairperson of the Corporate Risk Committee received an additional $5,000.

In 2012, the Compensation Committee reviewed the director compensation and determined that the committee meeting fee should be increased in 2013 to $1,000 due to the increased committee workload, but that the compensation structure should otherwise remain unchanged.

Each director of Lakeland Financial is also a director of Lake City Bank and is not compensated separately for service on the Lake City Bank’s board.

Mr. Kubacki and Mr. Findlay, who are directors and also serve as our Chief Executive Officer and President, respectively, are not paid any fees for their service as directors.  The directors’ fees are reviewed annually by the Compensation Committee.

Additionally, under the 2008 Equity Incentive Plan, directors may be awarded non-qualified stock options or stock grants at the discretion of the Compensation Committee.  In 2012, each non-employee director was awarded 1,250 shares and in 2013 each non-employee director will once again receive 1,250 shares.  Upon a change in control of Lakeland Financial, all options and stock grants held by participants under the 2008 Equity Incentive Plan become fully vested.

In December 2011, the Board of Directors revised its stock ownership policy to require that directors are required to hold a minimum of 5,000 shares of Lakeland Financial within five years from the adoption of the stock ownership policy.  At the time of the decision to increase the requirement, 5,000 shares represented approximately the same value as five times the annual retainer for directors.  This requirement will be reviewed each year by the Nominating and Corporate Governance Committee and may be adjusted to maintain that ratio. As of December 31, 2012, eight of our non-employee directors met the requirements of our stock ownership policy.

The following table provides information on 2012 compensation for non-employee directors who served during 2012.

Name	Fees earned or paid in cash(1)	Stock awards(2)(3)	Total
(a)	(b)	(c)	(d)
Blake W. Augsburger	$36,407	$31,925	$68,332
Robert E. Bartels, Jr.	37,800	31,925	69,725
Daniel F. Evans, Jr.	40,726	31,925	72,651
L. Craig Fulmer	55,398	31,925	87,323
Thomas A. Hiatt	46,159	31,925	78,084
Charles E. Niemier	71,185	31,925	103,110
Emily E. Pichon	41,000	31,925	72,925
Steven D. Ross	37,200	31,925	69,125
Brian J. Smith	39,822	31,925	71,747
Bradley J. Toothaker	35,195	31,925	67,120
Ronald D. Truex	41,819	31,925	73,744
M. Scott Welch	66,469	31,925	98,394

(1)
We maintain the Lakeland Financial Corporation Directors Fee Deferral Plan under which non-employee directors are permitted to defer receipt of their directors’ fees and earn a rate of return based upon the performance of our stock.  The amounts shown in this column include amounts that may have been deferred by the directors.  We may, but are not required to, fund the deferred fees into a trust which may hold our stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of Lakeland Financial. Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to shareholders.  The number of shares attributable to each director under the plan are set forth in the footnotes to the Beneficial Ownership Table on page 5.  No director received preferential or above-market earnings on deferred fees.

(2)
Represents the grant date fair value for restricted stock awards in accordance with FASB ASC Topic 718 - “Compensation-Stock Compensation.”  See the discussion of equity awards in Note 17 of the Notes to Consolidated Financial Statements for Lakeland Financial’s financial statements for the year ended December 31, 2012.  The number of shares granted and vested for each director was 1,250.

(3)
The aggregate amount of option awards outstanding as of December 31, 2012 for non-employee directors was as follows:  Robert E. Bartels and Thomas A. Hiatt held 4,000 each; Emily E. Pichon held 2,000; and Charles E. Niemier, Steven D. Ross and M. Scott Welch held 1,000 each.  The other non-employee directors did not have any outstanding option awards as of December 31, 2012.

APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Our board has approved the Lakeland Financial Corporation 2013 Equity Incentive Plan (the “2013 Plan”) to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2013 Plan be submitted for approval by our shareholders.  We are submitting the 2013 Plan to our shareholders at this time to:

•	replace our current equity compensation plan, the Lakeland Financial Corporation 2008 Equity Incentive Plan,

•	comply with NASDAQ Stock Market rules, which require shareholder approval; and

•	allow performance awards under the 2013 Plan to qualify as “performance-based compensation” under Code Section 162(m).

One of the requirements of “performance-based compensation” under Code Section 162(m) is that the material terms of the performance goals must be approved by shareholders.  These material terms generally include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goal is attained.  Shareholder approval of the 2013 Plan is intended to constitute approval of the material terms of the performance goals under the 2013 Plan for purposes of Code Section 162(m).

If the 2013 Plan is not approved by our shareholders, it will not be adopted and we will continue to operate under our existing equity compensation plan until its expiration.  In the event this plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.  The 2013 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:

•
Multiple Award Types.  The 2013 Plan permits the issuance of restricted stock units, options, restricted stock and other types of equity and cash incentive grants, subject to the share limits of the plan.  This breadth of award types will enable the plan administrator to tailor awards in light of the accounting, tax and other standards applicable at the time of grant.  Historically, these standards have changed over time.

•
No Evergreen Feature.  The number of authorized shares under the 2013 Plan is fixed at the number of shares remaining in our 2008 Equity Incentive Plan as of the date of shareholder approval of the 2013 Plan.  Therefore, we are not asking for additional new shares.  Any shares that become available for reuse under the terms of the 2008 Equity Incentive Plan due to forfeiture, cancellation or otherwise will also be available for issuance under the 2013 Plan.  The 2013 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•
Repricings Prohibited.  Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•
Discount Stock Options and SARs Prohibited.  All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

•
Conservative Change in Control Provisions.  The 2013 Plan does not include a special change in control price payable to award holders.  The change in control provisions under the 2013 Plan provide for acceleration of vesting in the event of a change in control only if the 2013 Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

•
Tax-Deductible Cash Incentive Awards.  The 2013 Plan allows for payment of cash incentives, so that future awards may be made to certain officers that are eligible to be deducted under Code Section 162(m) for “performance-based compensation.”

•	Clawback Policy Implementation. All awards under the 2013 Plan will be subject to any applicable Company clawback policy in effect from time to time.

•	Independent Oversight. The 2013 Plan will be administered by a committee of independent board members.

A summary of the material provisions of the 2013 Plan is set forth below.  A copy of the 2013 Plan is set forth as Appendix A.

Purpose

The 2013 Plan was established by our board to promote the Company’s long-term financial success, to attract, retain and reward persons who can contribute to the Company’s success, and to further align the participants’ interests with those of the Company’s shareholders.  The 2013 Plan will be administered by a committee selected by the board, currently our Compensation Committee (the “Committee”), which will select award recipients from the eligible participants, determine the types of awards to be granted, the number of shares covered by the awards, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General

The 2013 Plan incorporates a broad variety of equity-based and cash-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2013 Plan and the best interests of the Company.

The maximum number of shares of the Company’s common stock that may be delivered to participants, or their beneficiaries, under the 2013 Plan is the number of shares available for issuance under our 2008 Equity Incentive Plan as of the date of shareholder approval of the 2013 Plan, with adjustments for certain corporate transactions and for forfeited shares.  As of the date of shareholder approval of the 2013 Plan, no additional awards will be granted under the 2008 Equity Incentive Plan.  To the extent that any shares covered by an award under the 2013 Plan, or the 2008 Equity Incentive Plan, are forfeited or are not delivered for any reason, including because the award is forfeited, cancelled or settled in cash, or shares are withheld to satisfy tax withholding requirements, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2013 Plan.  For stock appreciation rights (“SARs”) that are settled in stock, only the actual shares delivered will be counted for purposes of these limitations.  If any option granted under the 2013 Plan is exercised by tendering shares, only the number of shares issued net of the shares tendered will be counted for purposes of these limitations.  If the withholding tax liabilities arising from an award under the 2013 Plan are satisfied by the tendering of shares of Company common stock to the Company or by the withholding of shares by the Company, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2013 Plan.

The 2013 Plan’s effective date would be the date of its approval by the Company’s shareholders.  If approved, the 2013 Plan will continue in effect until terminated by the board.  However, no awards may be granted under the 2013 Plan after the 10-year anniversary of its effective date.  Any awards that are outstanding after the 10th anniversary of the effective date will remain subject to the terms of the 2013 Plan.

The following additional limits apply to awards under the 2013 Plan:

•
The maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that are granted to any one participant during any calendar year is 100,000 shares;

•
The maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant during any calendar year is 50,000 shares; and

•
The maximum amount of cash incentive awards or cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant with respect to any calendar year is $1,000,000.

The Committee may use shares available under the 2013 Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization or merger), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award’s status as “performance-based compensation” under Code Section 162(m).  However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2013 Plan.

Awards granted under the 2013 Plan generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order.  However, the Committee has the discretion to permit the transfer of awards under the 2013 Plan to immediate family members of participants, trusts and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.

Eligibility

Selected employees and directors of, and eligible service providers to, the Company and its subsidiaries are eligible to become participants in the 2013 Plan, except that non-employees may not be granted incentive stock options.  The Committee will determine the specific individuals who will be granted awards under the 2013 Plan and the type and amount of any such awards.

Options

The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price.  Each award must be pursuant to an award agreement setting forth the provisions of the individual award.  Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of the Company’s common stock).

The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted.  In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company’s common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted.  The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries.  The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

Options awarded under the 2013 Plan will be exercisable in accordance with the terms established by the Committee.  Any incentive stock option granted under the 2013 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option.  The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option.  As determined by the Committee, the exercise price of an option may be paid in cash, in shares of the Company’s common stock (valued at fair market value as of the day of exercise), by net exercise, by other property deemed acceptable by the board or by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee.  In a net exercise, the person exercising the option does not pay any cash and the net number of shares received is equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee.  Except as described below, the exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted.  However, the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by the Company or one of its subsidiaries, or for SARs granted under a predecessor plan.  SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards

A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future.  Awards may include stock units, bonus shares, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee.  Any specific performance measures, performance objectives or period of service requirements may be set by the Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or the Company’s common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee.  The Committee may grant cash incentive awards (including the right to receive payment of cash or the Company’s common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of performance objectives over a specified period established by the Committee.  The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.

Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether during or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

•	All outstanding awards granted to the participant under the 2013 Plan, including awards that have become vested or exercisable;

•
Any shares held by the participant in connection with the 2013 Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

•
The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and

•
The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2013 Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

One Million Dollar Limit

Section 162(m) of the Internal Revenue Code

A U.S. income tax deduction for the Company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our chief executive officer and three other most highly compensated executive officers other than the chief financial officer).  However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit.  It is expected that, generally, options and SARs granted under the 2013 Plan will satisfy the requirements for “performance-based compensation.”  The Committee may designate whether any stock awards or cash incentive awards granted to any participant are intended to be “performance-based compensation.”  Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

Performance Measures

The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on any one or more of the following performance measures as selected by the Committee: earnings (including earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; all as may be defined by the Committee); financial return ratios (including return on investment; return on invested capital; return on equity; and return on assets); “Texas Ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge-offs; loan reserves, nonperforming assets; loans; deposits; growth of loans; deposits of assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units or financial reporting segments of the Company or a subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.  The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award.  Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2013 Plan then held by the participant will become fully exercisable immediately if, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2013 Plan is not an obligation of the successor entity following a change in control or (ii) the 2013 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.  Notwithstanding the immediately preceding sentence, if the vesting of an award is conditioned upon the achievement of performance measures, then such vesting will be subject to the following: if, at the time of the change in control, the performance measures are less than 50% attained (pro rata based upon the time of the period through the change in control), the award will become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50%; and if, at the time of the change in control, the performance measures are at least 50% attained (pro rata based upon the time of the period through the change in control), the award will become fully earned and vested immediately upon the change in control.

For purposes of the 2013 Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 30% or more of the common stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2013 Plan, (ii) during any 12-month period, a majority of the board members serving as of the 2013 Plan’s effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serves as directors, (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting Company or (iv) the consummation of a complete liquidation or dissolution of, or an agreement for the disposition of two-thirds or more of the consolidated assets of, the Company occurs.

In the event an award under the 2013 Plan constitutes “deferred compensation” for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Code Section 409A.

Amendment and Termination

Our board may at any time amend or terminate the 2013 Plan or any award granted under the 2013 Plan, but any amendment or termination generally may not impair the rights of any participant without the participant’s written consent.  The board may not amend any provision of the 2013 Plan to materially increase the original number of shares that may be issued under the 2013 Plan (other than as provided in the 2013 Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2013 Plan without approval of the Company’s shareholders.  However, the board may amend the 2013 Plan at any time, retroactively or otherwise, to ensure that the 2013 Plan complies with current or future law without shareholder approval, and the board may unilaterally amend the 2013 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy

All awards, amounts and benefits received under the 2013 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law even if adopted after the Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2013 Plan.

Nonqualified Stock Options

The grant of a nonqualified stock option generally will not result in taxable income to the participant.  Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options

The grant of an incentive stock option generally will not result in taxable income to the participant.  The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.  For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain.  A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction.  If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain.  If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights

The grant of a SAR generally will not result in taxable income to the participant.  Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction.  Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards

A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes.  Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction.  Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.  Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards

A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant.  Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy withholding tax requirements.  If permitted by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.  The shares withheld from awards may only be used to satisfy the Company’s minimum statutory withholding obligation.

Change in Control

Any acceleration of the vesting or payment of awards under the 2013 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2013 Plan.  A participant may also be subject to state and local taxes in connection with the grant of awards under the 2013 Plan.  The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The number and types of awards to be made pursuant to the 2013 Plan is subject to the discretion of the Committee and is not determinable at this time.

Under applicable law, the adoption of the 2013 Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.  In tabulating the votes, broker non-votes on the adoption of the 2013 Plan will be disregarded and have no effect on the outcome of the vote.  However, any other abstentions by shares present in person or represented by proxy at the Annual Meeting are effectively equivalent to votes against this proposal.

The board of directors recommends shareholders vote to approve the Lakeland Financial Corporation 2013 Equity Incentive Plan by voting “FOR” this proposal.  Proxies properly signed and returned will be voted “FOR” this proposal unless shareholders specify otherwise.

Equity Compensation Plan Information

The Company currently maintains one equity compensation plan, the Lakeland Financial Corporation 2008 Equity Incentive Plan, that provides for the issuance of Company common stock to officers, other employees and directors.  A description of our 2008 Equity Incentive Plan can be found in Footnote 17 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012.  The 2008 Equity Incentive Plan was approved by our shareholders.  The following table sets forth information regarding outstanding options and shares available for future issuance under the 2008 Equity Incentive Plan as of December 31, 2012:

			Number of shares
			remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	Equity compensation
	outstanding options	outstanding options	plans (excluding shares
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by shareholders	119,260	$21.74	374,518

Equity compensation plans
not approved by
shareholders	0	$ 0.00	0

Total	119,260	$21.74	374,518

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO IMPLEMENT A MAJORITY VOTING STANDARD FOR DIRECTORS IN UNCONTESTED ELECTIONS

The Indiana Business Corporation Law (the “IBCL”) provides that, unless otherwise specified in a company’s articles of incorporation, a director is elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Our Amended and Restated Articles of Incorporation do not specify the voting standard required in director elections.  Consequently, our directors are currently elected by a plurality vote.  Under plurality voting, only “for” votes are counted and votes “against” and abstentions are not, so in an uncontested election (i.e., an election where the only nominees are those proposed by the board) a director could be elected with only one “for” vote, despite an overwhelming number of votes “against”.

Over the past several years, the majority vote standard has been an evolving and much discussed concept among public companies.  We have been monitoring best practices in this area, and are aware that an increasing number of public companies have amended their charter or bylaws to provide for a majority voting standard rather than a plurality standard, even when a plurality vote is otherwise allowed by applicable law.  After careful consideration and discussion with certain of our institutional shareholders, our board of directors has unanimously concluded that it is in the best interests of the Company and our shareholders to amend our Amended and Restated Articles of Incorporation, as amended, to provide for majority voting in uncontested director elections.

Under a majority voting standard in uncontested director elections, each vote is required to be counted “for” or “against” the director’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election.  Shareholders will also be entitled to abstain with respect to the election of a director although abstentions will have no effect in determining whether the required affirmative majority vote has been obtained.  In contested elections, directors will still be elected by a plurality of the votes cast.

If approved by our shareholders, this amendment will become effective upon the filing of Articles of Amendment to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Indiana and our amendment, if necessary, of our Bylaws, which we would make promptly after the annual meeting.  The new majority voting standard would then be applicable to an uncontested election of directors beginning with our 2014 annual meeting of shareholders.  If our shareholders do not approve this amendment, our directors will continue to be elected by plurality vote consistent with Indiana law.

The following resolution is hereby submitted for shareholder approval:

“RESOLVED, that Article VII of the Company’s Amended and Restated Articles of Incorporation, as amended, shall be amended by adding the following new Section 5 at the end thereof:

Each director of the Corporation shall be elected by a vote of the majority of the votes cast with respect to that director at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast and entitled to vote on the election of directors in person or by proxy at any such meeting.  For purposes of this Section 5, a vote of the majority of the votes cast means that the number of shares voted ‘for’ a director must exceed 50% of the votes cast with respect to that director.”

This proposal will be approved if a majority of the votes cast by all shareholders having voting power are FOR approval, provided a quorum is present.  Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote.  Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

The board of directors recommends shareholders vote to approve the amendment to our Amended and Restated Articles of Incorporation, as amended, to provide for a majority voting standard for the election of our directors in uncontested elections by voting “FOR” this proposal.  Proxies properly signed and returned will be voted “FOR” this proposal unless shareholders specify otherwise.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the rules and regulations promulgated thereunder require publicly traded companies, such as Lakeland Financial Corporation, to permit a separate shareholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the SEC. In accordance with these requirements, we are providing shareholders with an advisory vote on the compensation of our executive officers.

As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the overall objectives of Lakeland Financial’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals.  Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2012.  The Compensation Committee and the board of directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our executive officers in fiscal year 2012 reflects and supports these compensation policies and procedures.

The following resolution is submitted for shareholder approval:

“RESOLVED, that Lakeland Financial Corporation’s shareholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure regarding named executive officer compensation under ‘Executive Compensation’ contained in the Company's proxy statement, dated March 4, 2013.”

Approval of this resolution requires the affirmative vote of a majority of the shares voted on this matter at the annual meeting. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required, it is not binding on our board of directors and may not be construed as overruling any decision by the board.  However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The board of directors recommends shareholders vote to approve the overall compensation of the our named executive officers by voting “FOR” this proposal.  Proxies properly signed and returned will be voted “FOR” this proposal unless shareholders specify otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2012, Lake City Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectibility, or present other unfavorable features, than loans to other borrowers.  All such loans are approved by the Lake City Bank board of directors in accordance with the bank regulatory requirements.

Lake City Bank entered into a Lease Agreement with Michigan Street, LLC for retail branch and office space in South Bend, Indiana, in June 2011.  In October 2011, Bradley Toothaker, a one-third owner of Michigan Street, LLC, joined the boards of directors of Lakeland Financial Corporation and Lake City Bank.  The initial term of the lease is for a period of 20 years, with two consecutive five year renewal terms.  Pursuant to the lease, monthly rent for 4,450 square feet of leased space is $6,304.16 for the first five years, and will increase by 7.5% every five years.  In addition, Lake City Bank is required to pay its proportionate share of common area maintenance fees for the building, presently expected to be approximately $2,600 per month.  Mr. Toothaker had not yet become a director at the time of the lease signing and the Lease Agreement was negotiated by Lake City Bank’s management on an arms-length basis.  Effective January 1, 2012, the parties amended the terms of the lease to reflect additional square footage to be used by Lake City Bank in the building.  Based on the addition of approximately 550 square feet, the monthly rent for the leased space increased to $7,001.87.  This amendment was ratified by Lake City Bank’s board of directors in February 2012.  Management and the board of directors believe that the terms of the lease are reasonable and consistent with the customary terms of the local market.  The board of directors considered this lease arrangement when considering Mr. Toothaker’s independence and determined that it did not prevent Mr. Toothaker from being able to serve as an independent director.

Additionally, pursuant to the Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee evaluates and pre-approves any non-lending, material transaction between Lakeland Financial and any director or officer. The charter does not provide any thresholds as to when a proposed transaction needs to be pre-approved, but the committee evaluates those proposed transactions that may affect a director’s independence or create a perception that the transaction was not fair to Lakeland Financial or not done at arm’s length. Generally, transactions which would not require disclosure in our proxy statement under SEC rules (without regard to the amount involved) do not require the Nominating and Corporate Governance Committee’s pre-approval. A director may not participate in any discussion or approval by the Nominating and Corporate Governance Committee of any related party transaction with respect to which he or she is a related party, but must provide to the Nominating and Corporate Governance Committee all material information reasonably requested concerning the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. As of December 31, 2012, the committee was comprised solely of independent directors.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2012 with our management and Crowe Horwath LLP, our independent registered public accounting firm. The committee has also discussed with Crowe Horwath the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Horwath required by the Public Company Accounting Oversight Board Rule 3526, communication with Audit Committees concerning independence. Based on the review and discussions with management and Crowe Horwath, the Audit Committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2012 for filing with the SEC.

Submitted by:
Robert E. Bartels, Jr.
Charles E. Niemier
Emily E. Pichon
Brian J. Smith
Ronald D. Truex
M. Scott Welch

Members of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders are also being asked to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013.  If the appointment of Crowe Horwath is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and board of directors. Representatives of Crowe Horwath are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions that may be asked by shareholders.

Accountant Fees

Audit Fees. The aggregate fees billed or expected to be billed by Crowe Horwath for its audit of Lakeland Financial’s annual financial statements for fiscal years 2012 and 2011, for its required reviews of our unaudited interim financial statements included in our Form 10-Qs filed during fiscal 2012 and 2011, for the integrated audit of internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act and for consents and assistance with documents filed with the SEC, including requirements related to the issuance of common stock, were $331,500 and $316,500, respectively.

Audit-Related Fees. The aggregate audit-related fees billed by Crowe Horwath LLP for fiscal years 2012 and 2011 were $34,090 and $33,195, respectively. The services included employee benefit plan audits and accounting and financial reporting-related consultations.

Tax Fees. The aggregate fees for tax-related services billed by Crowe Horwath for fiscal years 2012 and 2011 were $50,500 and $64,020, respectively, for professional services rendered for tax compliance, tax advice and tax planning. The services provided included assistance with the preparation of Lakeland Financial’s tax return and guidance with respect to estimated tax payments and for assistance relating to maintaining a real estate investment trust.

All Other Fees.  The aggregate fees for other services billed by Crowe Horwath for fiscal years 2012 and 2011 were $171,508 and $126,013, respectively, for professional services rendered for assistance with Bank Secrecy Act reviews, regulatory compliance reviews and training, assistance with implementation of our captive insurance subsidiary, other business planning consulting and software license fees. We did not incur any other fees from Crowe Horwath for fiscal years 2012 and 2011 other than the fees reported above.

The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Crowe Horwath to be incompatible with maintaining Crowe Horwath’s independence as our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Crowe Horwath and all such services provided in 2011 and 2012 were pre-approved. These services include audit and audit-related services, tax services, and other services. Crowe Horwath and management are required to periodically report to the Audit Committee regarding the extent of services provided by Crowe Horwath in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis that the Audit Committee had not already specifically approved.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our Annual Report to Shareholders for the 2012 fiscal year, which also includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (including financial statements), accompanies this proxy statement.

Michael L. Kubacki
Chairman and Chief Executive Officer

March 4, 2013
Warsaw, Indiana

APPENDIX A

LAKELAND FINANCIAL CORPORATION

2013 EQUITY INCENTIVE PLAN

Article 1

INTRODUCTION

Section 1.1 Purpose, Effective Date and Term.  The purpose of this Lakeland Financial Corporation 2013 Equity Incentive Plan is to promote the long-term financial success of Lakeland Financial Corporation and its Subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Shareholders.  The “Effective Date” of the Plan is April 9, 2013, the date of the approval of the Plan by the Shareholders.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation.  Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan.  Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions.  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2

AWARDS

Section 2.1 General.  Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant.  Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement.  Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary.  The types of Awards that may be granted include the following:

(a) Stock Options.  A stock option represents the right to purchase Shares at an exercise price established by the Committee.  Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO.  No ISOs may be (i) granted after the 10-year anniversary of the earlier of the Effective Date or Shareholder approval of the Plan or (ii) granted to a non-employee.  To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options.  Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option.  All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option.  In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b) Stock Appreciation Rights.  A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c) Stock Awards.  A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee.  Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

(d) Cash Incentive Awards.  A cash incentive award is the grant of a right to receive a payment of cash (or Stock having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2 Exercise of Stock Options and SARs.  A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10% Shareholder).  The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date; provided, however, that the exercise price of an ISO shall be not less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity.  The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time:  (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

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Section 2.3 Performance-Based Compensation.  Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a) Performance Measures.  The performance measures described in this Section 2.3 may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries, business units or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.

(b) Partial Achievement.  An Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement.  In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c) Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report:  (i) extraordinary, unusual or nonrecurring items of gain or loss, including non-cash refinancing charges; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; and (v) such other items permitted from time to time hereafter under the regulations promulgated under Code Section 162(m).  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

3

(d) Adjustments.  Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4 Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares and may be subject to terms or provisions similar to the underlying Award.

Section 2.5 Forfeiture of Awards.  Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6 Deferred Compensation.  The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly.  The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A.  If any Award would be considered “deferred compensation” under Code Section 409A, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A.

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                Article 3

SHARES SUBJECT TO PLAN

Section 3.1 Available Shares.  The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be the number of Shares that are available for delivery under the Prior Plan as of the Effective Dave (all of which may be granted as ISOs), plus any Shares that are covered under a Prior Plan award that otherwise would become available for reuse under the Prior Plan, as provided in Section 3.2(b)(v), due to forfeiture, expiration, cancellation or the like.  The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.  As of the Effective Date, no further awards shall be granted under the Prior Plan.

(b) Reuse of Shares.

(i) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited, canceled or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii) With respect to SARs that are settled in Shares, only Shares actually delivered shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii) If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an Award) or by the net exercise of the Award, only the number of Shares delivered net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iv) If the withholding tax liabilities arising from an Award or, following the Effective Date, an award under the Prior Plan, are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an Award) or by the withholding of or reduction of Shares by the Company, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

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(v) Following the Effective Date, any Shares that are covered under a Prior Plan award that otherwise would become available for reuse under the Prior Plan due to forfeiture, expiration, cancellation or the like shall instead become available for delivery under the Plan.

Section 3.3 Limitations on Grants to Individuals.  The following limitations shall apply with respect to Awards:

(a) Stock Options and SARs.  The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000.  For purposes of this Section 3.3(a), if a stock option is granted in tandem with an SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b) Stock Awards.  The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000.

(c) Cash Incentive Awards and Stock Awards Settled in Cash.  The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.

(d) Dividends, Dividend Equivalents and Earnings.  For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e) Partial Performance.  Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

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Section 3.4 Corporate Transactions; No Repricing.

(a) Adjustments.  To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan.  Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b) No Repricing.  Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a).  The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5 Delivery of Shares.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws.  Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

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(b) No Certificates Required.  To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

                   Article 4

CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control.  Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

(a) Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.

(b) Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such vesting shall be subject to the following:

(i) If, at the time of the Change in Control, the established performance measures are less than 50% attained (as determined in the sole discretion of the Committee, but in any event, based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become vested and exercisable on a fractional basis with the numerator being equal to the percentage of attainment and the denominator being 50% upon the Change in Control.

(ii) If, at the time of the Change in Control, the established performance measures are at least 50% attained (as determined in the sole discretion of the Committee, but in any event based pro rata in accordance with time lapsed through the date of the Change in Control in the event of any period-based performance measures), then such Award shall become fully earned and vested immediately upon the Change in Control.

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Section 4.2 Definition of Change in Control.

(a) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of “change in control” (or the like), then, for purposes of the Plan, the term “Change in Control” has the meaning set forth in such agreement; and in the absence of such a definition, “Change in Control” means the first to occur of the following:

(i) The consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding Voting Securities of the Company;

(ii) During any 12-month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election of or the nomination for election by the Shareholders of any new director was approved by a vote of a majority of the Board, in which case such new director shall for purposes of this Plan be considered as a member of the Board; or

(iii) The consummation by the Company of (i) a merger, consolidation or other similar transaction if the Shareholders immediately before such merger, consolidation or other similar transaction do not, as a result of such merger, consolidation or other similar transaction, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Company.

(b) Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because 30% or more of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

(c) Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes deferred compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

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Article 5

COMMITTEE

Section 5.1 Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5.  The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), an “outside director” (within the meaning of Code Section 162(m)) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock).  Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2 Powers of Committee.  The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a) The Committee shall have the authority and discretion to select from among the Company’s and the Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b) In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

(c) The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) The Committee shall have the authority to define terms not otherwise defined in the Plan.

(e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(f) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan or the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act or of Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it.  The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted.  Any such allocation or delegation may be revoked by the Committee at any time.

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Section 5.4 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan.  The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities.  All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

                    Article 6

AMENDMENT AND TERMINATION

Section 6.1 General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2 Amendment to Conform to Law.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law.  By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

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Article 7

GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets.  No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b) No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan.  No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c) No Rights as a Shareholder.  Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability.  Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order.  The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.

Section 7.3 Designation of Beneficiaries.  A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation.  Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4 Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

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Section 7.5 Award Agreement.  Each Award shall be evidenced by an Award Agreement.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections.  Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.  All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

Section 7.9 Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10 Indemnification.  To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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Section 7.11 No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12 Governing Law.  The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Indiana without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13 Benefits Under Other Plans.  Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14 Validity.  If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15 Notice.  Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or prepaid overnight courier to the Company at the address set forth below:

Lakeland Financial Corporation
202 East Center Street
P.O. Box 1387
Warsaw, Indiana  46581-1387

Such communications shall be deemed given:

(a) In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and

(b) In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;

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provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received.  In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.

Section 7.16 Clawback Policy.  Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law.  A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.17 Breach of Restrictive Covenants.  Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant's Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a) Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b) Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service;

(c) The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d) The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant's Termination of Service and within the 12-month period immediately preceding the Participant's Termination of Service and where such sale or disposition occurs in such similar time period.

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                   Article 8

DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than 10% of the total combined voting power of the Voting Securities.

(b) “Award” means an award under the Plan.

(c) “Award Agreement” means the document that evidences the terms and conditions of an Award.  Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.

(d) “Board” means the Board of Directors of the Company.

(e) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986.

(h) “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

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(i) “Company” means Lakeland Financial Corporation, an Indiana corporation.

(j) “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(k) “Effective Date” has the meaning ascribed to it in Section 1.1.

(l) “Exchange Act” means the Securities Exchange Act of 1934.

(m) “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Sections 422 and 409A.

(n) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i) A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii) A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii) Relocation of the Participant’s primary place of employment of more than 50 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable.  If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason.  Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

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(o) “Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor form thereto.

(p) “ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(q) “Participant” has the meaning ascribed to it in Section 1.2.

(r) “Performance-Based Compensation” has the meaning ascribed to it in Code Section 162(m).

(s) “Plan” means the Lakeland Financial Corporation 2013 Equity Incentive Plan.

(t) “Policy” has the meaning ascribed to it in Section 7.16.

(u) “Prior Plan” means the Lakeland Financial Corporation 2008 Equity Incentive Plan.

(v) “SAR” has the meaning ascribed to it in Section 2.1(b).

(w) “Securities Act” means the Securities Act of 1933.

(x) “Share” means a share of Stock.

(y) “Shareholders” means the shareholders of the Company.

(z) “Stock” means the common stock of the Company, no par value per share.

(aa) “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.

(bb) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(ii) If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

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(iii) A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of service under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(iv) Notwithstanding the foregoing, in the event that any Award constitutes deferred compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

(cc) “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2 In the Plan, unless otherwise stated, the following uses apply:

(a) Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b) References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c) In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

(d) References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f) The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g) All references to articles and sections are to articles and sections in the Plan;

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(h) All words used shall be construed to be of such gender or number as the circumstances and context require;

(i) The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j) Any reference to an agreement, plan, policy, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, document or set of documents, shall mean such agreement, plan, policy, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

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PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
LAKELAND FINANCIAL CORPORATION TO BE HELD ON APRIL 9, 2013

The undersigned hereby appoints David M. Findlay and Michael L. Kubacki, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of shareholders, to be held at 4:00 p.m., local time, at Meridian Hills Country Club, located at 7099 Spring Mill Road in Indianapolis, Indiana, on the 9th day of April, 2013, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.	ELECTION OF DIRECTORS:
FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Term Expires 2014: Blake W. Augsburger, Charles E. Niemier, Brian J. Smith, Bradley J. Toothaker and
Ronald D. Truex

2.	APPROVAL OF THE LAKELAND FINANCIAL CORPORATION 2013 EQUITY INCENTIVE PLAN

☐ For	☐ Against	☐ Abstain

3.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION to provide for a majority voting standard for the election of our directors in uncontested elections

☐ For	☐ Against	☐ Abstain

4.           APPROVAL, by non-binding vote, of the Company’s compensation of certain executive officers.

☐ For	☐ Against	☐ Abstain

5.	RATIFY THE APPOINTMENT OF CROWE HORWATH LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.

☐ For	☐ Against	☐ Abstain

6.	In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5.

Dated: , 2013
Signature(s)

NOTE:  PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS THE NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN THIS PROXY. STATE YOUR FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, OR SUCH SIMILAR POSITION. PLEASE RETURN THE SIGNED PROXY IN THE ENCLOSED ENVELOPE.